RURBAN FINANCIAL CORP.
401 Clinton Street
Defiance, Ohio 43512
(419) 783-8950
___________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
___________________________

Defiance, Ohio
March 5, 2008
Dear Fellow Shareholders:

NOTICE IS HEREBY GIVEN that the 25th Annual Meeting of Shareholders (the “Annual Meeting”) of Rurban Financial Corp. (the “Company”) will be held at the Eagles Club, 711 W. Second Street, Defiance, Ohio, on Thursday, April 17, 2008, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.
To consider and vote upon a proposal to adopt an amendment to the Company’s Amended and Restated Regulations which would remove the 70-year age limit with respect to a person’s election or re-election as a director of the Company.

2.	If the proposal in Item 1 is adopted, to elect four (4) directors to serve for terms of three (3) years each.

OR

If the proposal in Item 1 is not adopted, to elect three (3) directors to serve for terms of three (3) years each.

3.	To consider and vote upon a proposal to approve the Rurban Financial Corp. 2008 Stock Incentive Plan.

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

Shareholders of record at the close of business on February 19, 2008 are entitled to receive notice of, and to vote in person or by proxy at, the Annual Meeting and any adjournment(s) thereof.

You are cordially invited to attend the Annual Meeting.  Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope.

By Order of the Board of Directors, Kenneth A. Joyce President and Chief Executive Officer

RURBAN FINANCIAL CORP.

Proxy Statement for the
Annual Meeting of Shareholders of
To Be Held On Thursday, April 17, 2008

TABLE OF CONTENTS

Page
Solicitation and Voting	1
Proposal No. 1 - Adoption of an Amendment to Section 2.01 of the Amended and Restated Regulations of the Company to Remove the 70-Year Age Limit for Directors	3
Election of Directors	4
Corporate Governance	8
Meetings and Committees of the Board	10
Compensation of Executive Officers	13
Overview	13
Compensation Policies Toward Executive Officers	13
Components of Executive Compensation	15
Tax and Accounting Considerations	19
Summary Compensation Table	20
Grants of Plan Based Awards	23
Outstanding Equity Awards at Fiscal Year-End Table	24
Option Exercises During the 2007 Fiscal Year	25
Non-Qualified Deferred Compensation	25
Change in Control Agreements	26
SERP Agreements	28
Employment Agreement	30
Director Compensation	34
Security Ownership of Certain Beneficial Owners and Management	38
Section 16(a) Beneficial Ownership Reporting Compliance	40
Transactions With Related Persons	40
Proposal No. 2 - Approval of Rurban Financial Corp. 2007 Stock Incentive Plan	41
Audit Committee Disclosure	51
Audit Committee Report	52
Shareholder Proposals for the 2009 Annual Meeting	53
Annual Report on Form 10-K	53
Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address	53
Other Matters	54

Appendix A - Rurban Financial Corp. 2008 Stock Incentive Plan

RURBAN FINANCIAL CORP.
401 Clinton Street
Defiance, Ohio 43512
(419) 783-8950

PROXY STATEMENT FOR
THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 17, 2008

SOLICITATION AND VOTING

This proxy statement and the accompanying proxy card are being mailed to shareholders of Rurban Financial Corp. (the “Company”) on or about March 5, 2008, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, April 17, 2008, or at any adjournment(s) thereof. The Annual Meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, at the Eagles Club, 711 W. Second Street, Defiance, Ohio.

A proxy card for use at the Annual Meeting accompanies this proxy statement. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. You may revoke your proxy at any time before it is actually voted at the Annual Meeting (1) by giving written notice of revocation to the Secretary of the Company at the address of the Company shown on the cover page of this proxy statement; (2) by executing and returning a later-dated proxy card which is received by the Company prior to the Annual Meeting; or (3) by attending the Annual Meeting and giving notice of revocation in person (but only if you are the registered owner of your common shares). If your common shares of the Company (“Common Shares”) are held in the name of your broker, financial institution or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker, financial institution or other holder of record indicating that you were the beneficial owner of the Common Shares on the February 19, 2008 record date for the Annual Meeting (the “Record Date”). Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

Only shareholders of the Company of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, [4,966,933] Common Shares were outstanding and entitled to vote. Each Common Share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting requires the presence, in person or by proxy, of a majority of the Common Shares of the Company outstanding and entitled to vote at the Annual Meeting.

Shareholders holding Common Shares in “street name” with a broker, financial institution or other holder of record may be eligible to appoint their proxy electronically via the Internet or telephonically and may incur costs associated with electronic access. Such shareholders should review the information provided to them by their broker or other holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote the street name Common Shares and how to revoke previously given instructions.

Common Shares represented by properly executed proxy cards that are returned to the Company prior to the Annual Meeting will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked “Abstain,” “Against,” “Withhold Authority” or “For All Except” or not marked at all. Brokers who hold their customers’ Common Shares in street name may, under the applicable rules of the exchange or other self-regulatory organizations of which the brokers are members, sign and submit proxy cards for such Common Shares and may vote such Common Shares on routine matters, such as the uncontested election of directors. However, brokers who hold Common Shares in street name may not vote such Common Shares on non-routine matters, including Proposal No. 1 and Proposal No. 2, without specific instructions from the customer who owns the Common Shares. Proxy cards that are signed and submitted by brokers that have not been voted on certain matters as described in the previous sentence are referred to as “broker non-votes.” Broker non-votes count toward the establishment of a quorum at the Annual Meeting.

The Company will bear the costs of preparing, printing and mailing this proxy statement, the accompanying proxy card and any other related materials, as well as all other costs incurred in connection with the solicitation of proxies on behalf of the Board (other than the Internet and telephone usage charges incurred if a shareholder appoints a proxy electronically through a holder of record). Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries, who are record holders of Common Shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of Common Shares entitled to vote at the Annual Meeting.

If you are a participant in the Rurban Employee Stock Ownership Plan (the “Rurban ESOP”) and Common Shares have been allocated to your account in the Rurban ESOP, you will be entitled to instruct the trustee of the Rurban ESOP how to vote those Common Shares and you may receive your voting instruction card separately. If you do not provide voting instructions, the Common Shares allocated to your account in the Rurban ESOP will not be voted.

The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2007 (the “2007 fiscal year”) is being delivered with this proxy statement.

Your Vote Is Important.Whether You Own One Share Or Many, Your Prompt Cooperation In Voting Your Proxy Is Greatly Appreciated.

PROPOSAL NO. 1

ADOPTION OF AN AMENDMENT TO SECTION 2.01 OF THE
AMENDED AND RESTATED REGULATIONS OF THE COMPANY
TO REMOVE THE 70-YEAR AGE LIMIT FOR DIRECTORS

Proposal

Section 2.01 of the Company’s Amended and Restated Regulations (the “Regulations”) currently provides that “[n]o person shall be eligible to be elected or reelected as a director of the corporation after such person has reached the age of 70 years; except that this qualification shall not apply to a person elected as an initial director of the corporation who shall have reached 70 years of age at the time of such initial election.” The proposed amendment to Section 2.01 of the Regulations would remove the 70-year age limit with respect to a person’s election or re-election as a director of the Corporation and thereby permit all persons, regardless of age, to be eligible for election or re-election as a director of the Company. The text of Section 2.01, as amended, would read as follows:

Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.

The Board believes that adoption of the proposed amendment to Section 2.01 of the Regulations is in the best interests of the Company and its shareholders. It is the Board’s view that prohibiting an otherwise qualified person from serving as a director solely on the basis of the person’s age is an arbitrary limitation that will unnecessarily deprive the Company from obtaining the services and expertise of qualified, able and dedicated directors.

The Board believes that a director’s ability to serve the Company should be determined by his or her overall qualifications and experience, and should not be limited by the person’s age. When considering potential candidates for the Board, the Company’s Executive Governance and Nominating Committee evaluates the entirety of each candidate’s credentials, including each candidates judgment, skill, strength of character and experience. The Executive Governance and Nominating Committee strives to select candidates who have the highest personal and professional integrity; who have demonstrated exceptional ability and judgment; who will be most effective, in conjunction with the other members of the Board, in serving the long-term interests of the Company’s shareholders; who can devote the necessary time to serve as a director; and who have a working knowledge of financial statements and a sense of proper corporate governance.

The Executive Governance and Nominating Committee and the Board are committed to selecting nominees whom they believe possess the best qualifications to oversee the management of the Company. It is the Board’s view that a director selection process which allows all qualified candidates to be considered regardless of age best achieves this goal and allows the shareholders to elect members of the Board from among the widest and most qualified pool of candidates.

If Section 2.01 of the Regulations is not amended, three current directors of the Company, Thomas A. Buis, Richard L. Hardgrove and John Fahl, will not be eligible for re-election upon the expiration of their current terms in 2008, 2009 and 2010, respectively. Mr. Fahl, whose current term will expire at the Annual Meeting, has been nominated to stand for re-election at the Annual Meeting contingent upon the adoption of the proposed amendment to Section 2.01 of the Regulations. In nominating Mr. Fahl for re-election, the Executive Governance and Nominating Committee considered the factors described above and concluded that the re-election of Mr. Fahl would be in the best interests of the Company and its shareholders.

Recommendation and Vote

The affirmative vote of the holders of Common Shares entitling them to exercise not less than a majority of the voting power of the Company is required to adopt the proposed amendment to Section 2.01 of the Regulations. The effect of an abstention or a broker non-vote is the same as a vote AGAINST the proposal. If adopted by the shareholders, the proposed amendment to Section 2.01 of the Regulations will become effective immediately without any additional action.

Common Shares represented by properly executed and returned proxy cards will be voted as specified or, if no instructions are given (except in the case of broker non-votes), will be voted FOR the adoption of the proposed amendment to Section 2.01 of the Regulations.

Your Board Recommends that Shareholders Vote FOR
the Adoption of the Proposed Amendment to Section 2.01 of the Regulations

ELECTION OF DIRECTORS

There are currently eleven individuals serving as members of the Board, including four in the class whose terms expire at the Annual Meeting. If the proposed amendment to Section 2.01 of the Regulations (Proposal No. 1) is adopted by the shareholders at the Annual Meeting, four directors will be elected at the Annual Meeting. However, if the proposed amendment to Section 2.01 of the Regulations is not adopted by the shareholders at the Annual Meeting, the Board has approved a reduction in the number of directors of the Company from eleven to ten, and a reduction in the number of directors in the class whose expire at the 2008 Annual Meeting from four to three, in accordance with Section 2.03 of the Regulations. As a result, if the proposed amendment to Section 2.01 of the Regulations is not adopted by the shareholders at the Annual Meeting, only three directors will be elected at the Annual Meeting.

The Board proposes that each of the nominees identified below be elected for a new term of three years expiring in 2011. Each of these nominees was approved by the Board upon the recommendation of the Executive Governance and Nominating Committee, except that Mr. Fahl’s nomination was made conditioned upon and subject to the prior approval of the proposed amendment to Section 2.01 of the Regulations by the shareholders at the Annual Meeting. If the proposed amendment to Section 2.01 of the Regulations is not adopted by the shareholders at the Annual Meeting, Mr. Fahl will not be eligible to stand for re-election.

Each individual elected as a director at the Annual Meeting will hold office for a term of three years and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death. Common Shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board’s nominees unless authority to vote for one or more nominees is withheld. If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director for any reason, the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board. The Board has no reason to believe that any of the nominees named below will not serve if elected.

The following table gives certain information, as of the Record Date, concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.

Nominee	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Nominee for Term Expiring In

John R. Compo	63	Chairman of Board and President of Compo Corporation, Defiance, Ohio, an industrial property management and logistical warehousing company, since 1966; Director of The State Bank and Trust Company (“State Bank”) since 1985.	1987	2011

John Fahl	71	President of Carlson Millstream Travel, Findlay, Ohio, a travel agency; (Retired) President from 1994 to 2001 of Tire Operations, and Director from 1992 to 2001, of Cooper Tire & Rubber Company, Findlay, Ohio, a tire and rubber manufacturer; Director of Lehigh Technologies, LLC, a manufacturer of rubber powders, since 2004; Director of State Bank since 2004; Chairman and Director of RFCBC, Inc. (“RFCBC”) since 2004.	1996	2011

Robert A. Fawcett, Jr.	66	(Retired) Agent, Fawcett, Lammon, Recker and Associates Insurance Agency, Inc., Ottawa, Ohio, sales and service of property and casualty insurance since 1976; Director of State Bank since 2004; Director of RFCBC from 2001 to 2004.	1992	2011

Rita A. Kissner	62	(Retired) City of Defiance, Ohio, served as Mayor from 1992 to 1999, Finance Director from 1987 to 1991, and Auditor from 1980 to 1986; Downtown Development Director, Defiance Development and Visitors Bureau beginning Jan. 2007; Trustee, Secretary/Treasurer, Defiance College Board of Trustees; Director of State Bank since 2004.	2004	2011

The following table gives certain information, as of the Record Date, concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

Name	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Term Expires In

Thomas A. Buis	70	Insurance Analyst, Blanchard Valley Health System, Findlay, Ohio, a non-profit parent corporation of an integrated regional health system, since 2004; (Retired) President and Chairman of Spencer-Patterson Agency, Inc., Findlay, Ohio, an insurance agency, from 1975 to 2004; Director of Hancock County Board of Alcohol, Drug Addiction and Mental Health Services (non-profit); Director of State Bank since 2004.	2001	2009

Kenneth A. Joyce	59
President and Chief Executive Officer of the Company since 2002; Chairman, Chief Executive Officer and a Director of Rurbanc Data Services, Inc. (“RDSI”) since 1997; Director of State Bank since 2002; Director of RFCBC since 2004; Chairman and Director of Reliance Financial Services (now a division of State Bank) (“RFS”) since 2005; Director of The Exchange Bank (“Exchange Bank”) from 2006 to March 2007; Chairman, CEO and Director of Rurban Operations Corp. (“ROC”) from 2006 to March 2007; Member of RFS Investment Committee since March 2007; Chairman and Director of Diverse Computer Marketers, Inc. (“DCM”) from 2006 to December 2007; Director of Promedica-Defiance Regional Medical Center and Promedica Physicians Group; Chairman of Promedica-Defiance Regional Medical Center Finance Committee; Chairman and Director of United Way (non-profit); Director of Kettenring Country Club.
			2002	2009

Thomas L. Sauer	60	President and Owner of City Beverage, a beer distributor; President of Sheep, Inc., a real estate holding company; Membership Director, Defiance Rotary Club; Director of State Bank since 2004.	2005	2009

Name	Age	Position(s) Held with the Company and its Subsidiaries and Principal Occupation(s)	Director of the Company Continuously Since	Term Expires In

J. Michael Walz	64	General Dentist of Defiance Dental Group in Defiance, Ohio since 1968; Director of State Bank since 1989; Director of RFCBC since 2004; Member of RFS Investment Committee since March 2007; Chairman and Director of Exchange Bank from 2006 to March 2007.	1992	2009

Thomas M. Callan	65	(Retired) President and Owner of Defiance Stamping Company, Defiance Ohio, a metal stamping company, from 1980 to 2005; Partial Owner and Member of Executive Committee, New Era, Bryan, Ohio, a fluid pump manufacturing company; Trustee, Defiance College; Director of State Bank since 1996.	2001	2010

Richard L. Hardgrove	69	(Retired) President and Chief Executive Officer of the Eastern Region of Sky Bank, Salineville, Ohio from 1998 to 2001; Deputy Superintendent of Banks, State of Ohio, from 1996 to 1998; Director of State Bank since 2004.	2004	2010

Steven D. VanDemark	55	General Manager of Defiance Publishing Company, Defiance, Ohio, publisher of The Crescent-News, a daily newspaper, since 1985; Director of Defiance Development and Tourism Bureau; Trustee, Defiance College; Member of the Organization and Marketing Committee, Defiance College; Chairman of the Board of the Company since 1992; Director of State Bank since 1990; Chairman of the Board of State Bank since 1992; Director of RDSI since 1997; Director of RFCBC since 2004.	1991	2010

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Recommendation and Vote

Under Ohio law and the Company’s Regulations, the four nominees or three nominees, as applicable, who receive the greatest number of votes will be elected.

Common Shares represented by properly executed and returned proxy cards will be voted FOR the election of the Board’s nominees named above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for one or more nominees by writing the name of the nominee(s) on the line provided on the proxy card. Common Shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes, but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

Your Board Recommends That Shareholders
Vote FOR the Election of All of the Board’s Nominees

CORPORATE GOVERNANCE

Director Independence

The Board has reviewed, considered and discussed each director’s relationships, both direct and indirect, with the Company and its subsidiaries, including those described under the heading “TRANSACTIONS WITH RELATED PERSONS” beginning on page 40 of this proxy statement, and the compensation and other payments, if any, each director has, both directly and indirectly, received from or made to the Company and its subsidiaries in order to determine whether such director qualifies as independent under Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. (“NASDAQ”).

The Board has affirmatively determined that the Board has at least a majority of independent directors, and that each of the following directors has no financial or personal ties, either directly or indirectly, with the Company or its subsidiaries (other than compensation as a director of the Company and its subsidiaries, banking relationships in the ordinary course of business with the Company’s banking subsidiaries and ownership of the Company’s Common Shares as described in this proxy statement) and thus qualifies as independent under NASDAQ Marketplace Rule 4200(a)(15): Thomas A. Buis, Thomas M. Callan, John R. Compo, John Fahl, Robert A. Fawcett, Jr., Richard L. Hardgrove, Rita A. Kissner, Thomas L. Sauer, Steven D. VanDemark and J. Michael Walz.

Nominating Procedures

The Company has a standing Executive Governance and Nominating Committee that is responsible for identifying and recommending individuals qualified to become directors. The Executive Governance and Nominating Committee recommended John R. Compo, John Fahl, Robert A. Fawcett, Jr. and Rita A. Kissner for re-election as directors of the Company at the Annual Meeting.

When considering potential candidates for the Board, the Executive Governance and Nominating Committee strives to assure that the composition of the Board, as well as its practices and operation, contribute to value creation and to the effective representation of the Company’s shareholders. The Executive Governance and Nominating Committee will consider those factors it deems appropriate in evaluating director candidates, including judgment, skill, strength of character and experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Executive Governance and Nominating Committee.

In considering candidates for the Board, the Executive Governance and Nominating Committee evaluates the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Executive Governance and Nominating Committee strives to select candidates who have the highest personal and professional integrity; who have demonstrated exceptional ability and judgment; who will be most effective, in conjunction with the other members of the Board, in serving the long-term interests of the Company’s shareholders; who can devote the necessary time to serve as a director; and who have a working knowledge of financial statements and a sense of proper corporate governance.

The Executive Governance and Nominating Committee considers candidates for the Board from any reasonable source, including shareholder recommendations. The Executive Governance and Nominating Committee does not evaluate candidates differently based on who has made the recommendation or the source of the recommendation. The Executive Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms.

Shareholders may recommend director candidates for consideration by the Executive Governance and Nominating Committee by writing to Steven D. VanDemark, Chairman of the Board of the Company, Thomas A. Buis, Chairman of the Executive Governance and Nominating Committee, Kenneth A. Joyce, President and Chief Executive Officer of the Company, or Valda Colbart, the Company’s Investor Relations Officer. To be considered, recommendations must be received at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512, no later than June 30th of the year preceding the annual meeting of shareholders and must state the qualifications of the proposed candidate.

Shareholders may also nominate an individual for election as a director of the Company by following the procedures set forth in the Company’s Regulations. Pursuant to the Regulations, all shareholder nominations must be made in writing and delivered or mailed (by first class mail, postage prepaid) to the Secretary of the Company at the Company’s principal office located at 401 Clinton Street, Defiance, Ohio 43512. Nominations for an annual meeting of shareholders must be received by the Secretary of the Company on or before the later of (a) the February 1st immediately preceding the date of the annual meeting of shareholders or (b) the 60th day prior to the first anniversary of the most recent annual meeting of shareholders at which directors were elected. However, if the annual meeting of shareholders is not held on or before the 31st day next following the first anniversary of the most recent annual meeting of shareholders at which directors were elected, nominations must be received by the Secretary of the Company within a reasonable time prior to the date of the annual meeting of shareholders. Nominations for a special meeting of shareholders at which directors are to be elected must be received by the Secretary of the Company no later than the close of business on the 7th day following the day on which the notice of the special meeting was mailed to shareholders. In any event, each nomination must contain the following information: (a) the name, age and business or residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the number of Common Shares owned beneficially and of record by each proposed nominee and the length of time the proposed nominee has owned such shares; and (d) any other information required to be disclosed with respect to a nominee for election as a director under the proxy rules promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nominations not made in accordance with the Company’s Regulations will not be effective.

Code of Conduct

In accordance with the applicable provisions of the NASDAQ Marketplace Rules and the rules and regulations of the SEC, the Board has adopted the Rurban Financial Corp. Code of Conduct and Ethics which applies to the directors, officers and employees of the Company and its subsidiaries. The Code of Conduct and Ethics is available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Code of Conduct.”

Communications with the Board

Shareholders may initiate communication to the Board either generally or in care of Valda Colbart, the Company’s Investor Relations Officer, or another corporate officer. Any communication to the Board may be mailed to the Board, in care of Valda Colbart, the Company’s Investor Relations Officer, at the Company’s headquarters, 401 Clinton Street, Defiance, Ohio 43512. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” In addition, communication via the Company’s website at www.rurbanfinancial.net may be used. All such communications, whether via mail or the website, must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Investor Relations Officer will make copies of all such communications and circulate them to the appropriate director or directors. There is no screening process, and all shareholder communications that are received by officers for the Board’s attention are forwarded to the Board.

Director Stock Ownership Policy

The Company has a Director Stock Ownership Policy that requires each director of the Company to own a minimum of 2,500 Common Shares of the Company. Newly elected directors are required to own 33% of the required number of Common Shares (i.e., 825 Common Shares) by the end of the first year of service, 66% of the required number of Common Shares (i.e., 1,650 Common Shares) by the end of the second year of service, and the full required number of Common Shares (i.e., 2,500 Common Shares) by the end of the third year of service on the Board. All directors of the Company are currently in compliance with the Director Stock Ownership Policy.

MEETINGS AND COMMITTEES OF THE BOARD

Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met thirteen times during 2007, of which twelve were regularly scheduled meetings and one was an unscheduled meeting. All Directors attended 75% or more of the aggregate of the number of meetings held by the Board and the number of meetings held by the Board committees on which he or she served. In accordance with the NASDAQ Marketplace Rules, the independent directors meet in executive session as appropriate matters for their consideration arise.

The Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the incumbent directors and director nominees attended the Company’s last annual meeting of shareholders held on April 19, 2007.

Committees of the Board

The Board has five standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are currently the Audit Committee, the Compensation Committee, the Executive-Compliance Committee, the Executive Governance and Nominating Committee and the Loan Review Committee. The charters of the Audit Committee, the Compensation Committee and the Executive Governance and Nominating Committee are available on the Company’s website at www.rurbanfinancial.net by first clicking “Corporate Governance” and then “Supplementary Info.” The charter of each committee is also available in print to any shareholder who requests it.

The following table shows the current membership of each of the standing committees of the Board.

Audit Committee	Compensation Committee	Executive-Compliance Committee
Thomas M. Callan	John R. Compo	John R. Compo
Robert A. Fawcett Jr.	John Fahl*	Robert A. Fawcett, Jr.
Richard L. Hardgrove	Steven D. VanDemark	Kenneth A. Joyce
Rita A. Kissner*	J. Michael Walz	Rita A. Kissner
Steven D. VanDemark*
J. Michael Walz

Executive Governance & Nominating Committee	Loan Review Committee
Thomas A. Buis*	Thomas A. Buis
Robert A. Fawcett Jr.	Thomas M. Callan*
Steven D. VanDemark	Thomas L. Sauer
J. Michael Walz

* Committee Chairperson

Audit Committee

The Audit Committee has four members and met ten times during the 2007 fiscal year. The Board has determined that each member of the Audit Committee qualifies as independent under NASDAQ Marketplace Rules 4200(a)(15) and 4350(d)(2), as well as under Rule 10A-3 promulgated under the Exchange Act.

The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement, and is qualified to discharge his or her duties to the Company and its subsidiaries. In addition, the Board has determined that Richard L. Hardgrove qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K promulgated by the SEC by virtue of his service as the President and Chief Executive Officer of Sky Bank prior to his retirement.

The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board. At least annually, the Audit Committee reviews and reassesses the adequacy of its charter and recommends changes to the full Board as necessary. As set forth in the Audit Committee Charter, the purpose of the Audit Committee is to assist the Board in its oversight of:

•	the accounting and financial reporting principles and policies and the internal accounting and disclosure controls and procedures of the Company and its subsidiaries;

•	the Company’s internal audit function;

•	the certification of the Company’s quarterly and annual financial statements and disclosures; and

•	the Company’s consolidated financial statements and the independent audit thereof.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee evaluates the independence of the independent registered public accounting firm on an ongoing basis. Additionally, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Additional information regarding the Audit Committee is provided under the heading “AUDIT COMMITTEE DISCLOSURE” beginning on page 51 of this proxy statement. In addition, the “Audit Committee Report” relating to the 2007 fiscal year is set forth on page 52 of this proxy statement.

Compensation Committee

The Compensation Committee has four members and met five times during the 2007 fiscal year. The Board has determined that each member of the Compensation Committee qualifies as independent under Rule 4200(a)(15) of the NASDAQ Marketplace Rules. In addition, each member of the Compensation Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act.

The function of the Compensation Committee is to review and recommend to the Board the salary, bonus and other compensation to be paid to, and the other benefits to be received by, the Company’s executive officers, including the President and Chief Executive Officer. In addition, the Compensation Committee evaluates and makes recommendations regarding the compensation of the directors, including their compensation for services on Board committees. The Compensation Committee also administers the Company’s stock incentive plans.

Additional information regarding the Compensation Committee is provided under the heading “COMPENSATION OF EXECUTIVE OFFICERS-Overview” beginning on page 13 of this proxy statement.

Executive-Compliance Committee

The Executive-Compliance Committee has six members and did not have a need to meet during the 2007 fiscal year. The function of the Executive-Compliance Committee is to act on behalf of the Board between regularly scheduled meetings of the Board and to monitor corporate compliance with applicable laws and regulations. The issues that would normally be addressed by the Executive-Compliance Committee in absence of a meeting of the full Board were addressed by the full Board in 2007, resulting in no requirement to convene this Committee.

Executive Governance and Nominating Committee

The Executive Governance and Nominating Committee has four members and met twice during the 2007 fiscal year. The Board has determined that each member of the Executive Governance and Nominating Committee qualifies as independent under NASDAQ Marketplace Rule 4200(a)(15).

The function of the Executive Governance and Nominating Committee is to assist the Board in identifying qualified individuals to become directors of the Company and its subsidiaries, determining the composition of the boards of directors and their committees, monitoring a process to assess the effectiveness of the boards of directors and developing and implementing the Company’s corporate governance guidelines. The Executive Governance and Nominating Committee also evaluates the performance of the current members of the boards of directors of the Company and its subsidiaries on an annual basis.

Loan Review Committee

The Loan Review Committee has three members and met four times during the 2007 fiscal year. The function of the Loan Review Committee is to assist the Board in fulfilling its oversight responsibilities of credit quality in the subsidiary banks. The Loan Review Committee is comprised of independent directors who are not involved in the loan approval process at subsidiary banks, except when full Board approval is required due to the nature or size of a particular credit being presented.

COMPENSATION OF EXECUTIVE OFFICERS

Overview

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid to the executive officers of the Company is fair, reasonable and competitive. The Compensation Committee also provides oversight for all significant compensation plans for all officers, non-officers, and directors.

The Compensation Committee is comprised of four independent directors. The Compensation Committee reviews and recommends to the full Board the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the executive officers of the Company. The Compensation Committee has developed and implemented and maintains an executive compensation program that supports the overall objectives and performance of the Company and provides compensation levels that enable the organization to attract, retain and reward competent executive officers.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the 2007 fiscal year, as well as the other individuals included in the Summary Compensation Table on page 20 of this proxy statement, are referred to as the “named executive officers.”

Compensation Policies Toward Executive Officers

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain quality employees in key positions. The Compensation Committee attempts to ensure that the compensation provided to key employees of the Company and its subsidiaries, including the named executive officers, remains competitive relative to the compensation paid to similarly situated employees at comparable companies. The Compensation Committee further believes that such compensation should include both cash and equity-based compensation that rewards performance as measured against established goals.

In determining the compensation of the executive officers of the Company, including the named executive officers, the Compensation Committee has sought to create a compensation program which is competitive with programs of a peer group of similar organizations and that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements. There are two components of the annual cash compensation program for the executive officers of the Company: (1) a base salary component; and (2) an incentive bonus component payable under the RFC At-Risk Incentive Compensation Plan (the “Incentive Compensation Plan”), which directly links bonuses to the financial performance of the Company.

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards such as stock options for all officers and directors of the Company. The Compensation Committee reviews, modifies as necessary and approves recommendations made by the Chief Executive Officer regarding the Incentive Compensation Plan for all other officers and staff of the Company. Decisions regarding annual merit increases in salaries of all officers and employees are based upon comparable market conditions, Company performance and inflation rates, and the range of such increases are presented by the Chief Executive Officer to the Compensation Committee or the full Board on an annual basis.

Based on the foregoing objectives, the Compensation Committee has structured the Company’s cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving those goals.

The Compensation Committee utilized the services of Larry R. Webber (“Webber”), a regionally recognized independent compensation consultant, to prepare and present a “2007 Executive Compensation Review” that included comparative peer information for executive officer and director compensation, a process for defining/aligning annual performance targets for selected executives, recommendations for revisions to the Company’s Incentive Compensation Plan and current trends in executive compensation. As part of that review, Webber was requested to review executive compensation programs of banking organizations that shared one or more common traits with the Company (such as asset size and geographic location). Three peer groups were constructed for use in the review that included information from the following: “SNL Executive Compensation Review,” “Virginia Bankers Association,” and a specially-designed peer group that included financial service companies located in New York, New Jersey, Delaware, Maryland and Pennsylvania that were considered to be reflective of the complexity presented by the Company, especially for the positions of Chief Executive Officer and Chief Financial Officer. The SNL Executive Compensation Review consisted of the following fifteen (15) financial service companies located in Michigan, Indiana, Ohio and Pennsylvania:

Company	Location
CFS Bancorp, Inc.	Munster, IN
Great American Bancorp, Inc.	Jasper, IN
Home Federal Bancorp	Columbus, IN
Horizon Bancorp	Michigan City, IN
National Bank of Indianapolis Corp.	Indianapolis, IN
Firstbank Corp.	Alma, MI
United Bancorp, Inc.	Tecumseh, MI
Camco Financial Corp.	Cambridge, OH
Farmers National Banc Corp.	Cambridge, OH
LNB Bancorp, Inc.	Lorain, OH
Oak Hill Financial, Inc.	Jackson, OH
ACNB Corp.	Gettysburg, PA
Citizens & Northern Corp.	Wellsboro, PA
First National Community Bancorp, Inc.	Dunmore, PA
Willow Grove Bancorp, Inc.	Maple Glen, PA

The information and recommendations of Webber have been utilized by the Compensation Committee and the Board to construct its compensation plan. The Company uses the peer group information to ensure that the compensation provided to the Company’s executive officers remains competitive, equitable and supports the acquisition and retention of competent, effective and high quality executive talent. The use of compensation consulting services is available to the Compensation Committee at any time and will be used as conditions change requiring review of the Company’s compensation plan.

The Company’s compensation programs were not changed in any significant manner during the 2007 fiscal year.

Components of Executive Compensation

For the fiscal year ended December 31, 2007, the principal components of compensation for named executive officers were:

•	base salary;
•	non-equity incentive compensation;
•	equity-based awards;
•	retirement, severance and change in control benefits; and
•	perquisites and other personal benefits.

Base Salary

The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, and analysis of how the Company’s and its subsidiaries’ compensation of its executive officers compares to compensation of individuals holding comparable positions with companies of similar asset size and complexity of operations.

During its review of each executive’s base salary, the Compensation Committee primarily considers:

•	market data provided by outside consultants such as Webber;
•	internal review of the executive’s compensation, both individually and relative to other officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Compensation Committee’s assessment of the individual’s performance and the other factors described above. Comparison of Peer group compensation data was the primary factor used for purposes of setting the salary of the executive officers of the Company for the 2007 fiscal year.

The salary paid to Mr. Joyce for services rendered in his capacities as President and Chief Executive Officer of the Company during the 2007 fiscal year represented an increase of 4.17% over the salary paid with respect to the 2006 fiscal year. Mr. Joyce did not receive a separate salary for services rendered in his capacities as Chairman and Chief Executive Officer of RDSI, RFS, ROC or DCM.

The salary paid to Mr. Sinn for services rendered in his capacities as Executive Vice President and Chief Financial Officer of the Company during the 2007 fiscal year represented an increase of 8.93% over the salary paid with respect to the 2006 fiscal year.

The salary paid to Mr. Klein for services rendered in his capacities of President and Chief Executive Officer of State Bank during the 2007 fiscal year represented an increase of 9.38% over the salary paid with respect to the 2006 fiscal year.

The salary paid to Mr. Thiemann for services rendered in his capacities of President of RDSI and President and Chief Executive Officer of Exchange Bank during the 2007 fiscal year represented no increase over the salary paid with respect to the 2006 fiscal year. Mr. Thiemann was named President and Chief Executive Officer of The Exchange Bank in December 2005. In March 2007, Exchange Bank merged into State Bank. Mr. Thiemann was named President of RDSI in September 2007. Mr. Thiemann did not receive a separate salary for services rendered in his capacity as President and Chief Executive Officer of RFCBC.

Non-Equity Incentive Compensation

The Incentive Compensation Plan is a Company-wide incentive compensation program which links executive officers’ incentive compensation directly to the Company’s performance and, thereby, to shareholder value. The intent of the Incentive Compensation Plan is to align performance and thinking of the executive officers and other employees of the Company and its subsidiaries with the following organization-wide objectives of the Company:

•	Build a financial high performance company
•	Grow the business
•	Ensure sound operations, policies and procedures
•	Build on the value proposition strength within each business unit

All officers and employees of the Company and its subsidiaries (other than certain employees who receive sales commissions or certain other contractual incentives) were eligible to participate in the Incentive Compensation Plan for the 2007 fiscal year so long as they were employed prior to October 1, 2007. Officers and employees who were not employed for the full year were eligible to participate on a basis proportionate to their employment period. Bonuses payable under the Incentive Compensation Plan are generally determined and paid prior to the end of February of the ensuing year.

In order for a named executive officer to qualify for a bonus payout under the Incentive Compensation Plan for the 2007 fiscal year, the Company had to meet or exceed certain pre-established net income targets for the year, and each of State Bank, RDSI and RFS had to obtain a “Satisfactory” rating or better on regulatory examinations and significant audits. In addition, to receive a bonus payout under the Incentive Compensation Plan, the named executive officer must be actively employed and in good standing with the Company at the time of the payout.

Bonuses under the Incentive Compensation Plan are calculated based on a percentage of the participant’s base salary for the applicable plan year. The table below sets forth the bonus payouts (as a percentage of base salary) that each of the named executive officers were eligible to receive for the 2007 fiscal year if the Company met or exceeded the specified target levels for budgeted net income.

Incentive Compensation Plan Payout Levels for 2007 Fiscal Year

	Bonus Payout Levels (1)
Named Executive Officer	95 - 100%	100 - 105%	105 - 110%	110 - 115%	115 - 120%	120 - 125%+
Kenneth A. Joyce	15.0%	17.5%	20.0%	22.5%	25.0%	27.5%
Duane L. Sinn	10.0%	12.5%	15.0%	17.5%	20.0%	22.5%
Mark A. Klein	10.0%	12.5%	15.0%	17.5%	20.0%	22.5%
Henry R. Thiemann	10.0%	12.5%	15.0%	17.5%	20.0%	22.5%

(1)
Reflects the amount of bonus (as a percentage of base salary) that each of the named executive officers was entitled to receive under the Incentive Compensation Plan if the Company met or exceeded the specified target levels for budgeted net income for the 2007 fiscal year.

Messrs. Joyce, Sinn, Klein and Thiemann received no bonuses under the Incentive Compensation Plan for the 2007 fiscal year because the applicable budget targets were not met.

Discretionary cash bonuses of $10,000, $16,000 and $5,000 were approved by the Compensation Committee on January 24, 2007, in respect of performance during the 2006 fiscal year, to Messrs. Sinn, Klein and Thiemann, respectively.

Equity-Based Awards

The Company believes that it is also important to provide compensation which serves as an incentive for long-term corporate financial performance. In that regard, the Board adopted, and the shareholders of the Company approved, the Rurban Financial Corp. Stock Option Plan (the “1997 Plan”) in 1997. The 1997 Plan expired in accordance with its terms on March 12, 2007. As a result, on January 16, 2008, the Board adopted the Rurban Financial Corp. 2008 Stock Incentive Plan, which is being presented for approval by the shareholders of the Company at the Annual Meeting. See “PROPOSAL NO. 2 - APPROVAL OF RURBAN FINANCIAL CORP. 2008 STOCK INCENTIVE PLAN” beginning on page 41 of this proxy statement. These stock incentive plans are intended to encourage participants to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join and/or remain with the Company and its subsidiaries.

Under the 1997 Plan, certain directors, officers and other key employees of the Company and its subsidiaries have been selected by the Compensation Committee to receive (i) incentive stock options (as defined in Section 422 of the Code), (ii) nonqualified stock options and (iii) stock appreciation rights (SARs). Each option or SAR awarded under the 1997 Plan has an exercise or base price equal to 100% of the fair market value of the Company’s Common Shares on the date of grant. If there is no appreciation in the market value of the Common Shares, the options or SARs will be valueless. Thus, in contrast to the base salary and incentive components of compensation, option and SAR grants are tied directly to the market price performance of the Company’s Common Shares.

Retirement, Severance and Change in Control Benefits

Employment Agreements. The Company entered into an Employment Agreement on March 1, 2006 with Kenneth A. Joyce, President and Chief Executive Officer of the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Joyce is entitled to receive certain severance or change in control payments and benefits if he is terminated by the Company under certain circumstances. Information regarding the payments and benefits provided under the Employment Agreement is set forth under the heading “EMPLOYMENT AGREEMENT” beginning on page 30 of this proxy statement.

SERP Agreements. The Company entered into Supplemental Executive Retirement Plan Agreements with Kenneth A. Joyce, Mark A. Klein, Duane L. Sinn and Henry R. Thiemann (the “SERP Agreements”) effective March 1, 2006. Under the terms of the SERP Agreements, the executive officers are entitled to receive certain benefits following retirement. Information regarding the payments and benefits provided under the SERP Agreements is set forth under the heading “SERP AGREEMENTS” beginning on page 28 of this proxy statement.

Change in Control Agreements. The Company entered into Change in Control Agreements on March 1, 2006 with Mark A. Klein, Duane L. Sinn and Henry R. Thiemann (the “Change in Control Agreements”). Under the terms of the Change in Control Agreements, each of the executive officers is entitled to receive certain benefits, including a lump sum cash payment, if the executive officer is terminated by the Company under certain circumstances in connection with a “change in control” of the Company. Information regarding the Change in Control Agreements is set forth under the heading “CHANGE IN CONTROL AGREEMENTS” beginning on page 26 of this proxy statement.

Rurban ESOP. The officers and employees of the Company and its subsidiaries are encouraged to maintain a significant long-term stock ownership position with the Company. This has been fostered not only through the grant of options under the 1997 Plan, but also by the Rurban ESOP which also serves as an employee retirement plan. All full-time employees of the Company and its subsidiaries, including the named executive officers, are eligible to participate in the Rurban ESOP. Each year the Company and its subsidiaries may contribute an amount in cash and/or Common Shares determined by the Compensation Committee or full Board to the Rurban ESOP. The contribution is allocated to the accounts of participants pro rata based on the amount of each participant’s compensation. The Company and its subsidiaries contributed an aggregate amount of $566,000 to the Rurban ESOP with respect to the 2007 fiscal year. All amounts allocated to a participant’s account under the Rurban ESOP become vested following three years of continuous service with the Company and its subsidiaries.

Rurban Employee Stock Purchase Plan. The Company also has a qualified Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP Plan is to provide employees of the Company and its subsidiaries with a convenient means by which they may purchase Common Shares of the Company on the open market.

All employees of the Company and its subsidiaries are eligible to participate in the ESPP as of the first day of the month coincident with or immediately following the completion of three (3) months of employment with the Company or one of its subsidiaries, and will be a participant as of that date. If a participant elects to participate in the ESPP, the participant authorizes the Company to deduct from his or her compensation for each payroll period the amount so elected on the applicable enrollment form. All payroll deductions under the ESPP are made on an after-tax basis. All payroll deductions made under the ESPP are forwarded by the Company to its agent. When the agent receives the payroll deductions, as soon as practicable, the agent purchases on the open market such number of Common Shares as may be purchased with such payroll deductions. In addition, the agent will apply all cash dividends, if any, paid with respect to Common Shares held in a participant’s account to the purchase on the open market of additional Common Shares.

Rurban 401(k) Savings Plan. All employees of the Company and its subsidiaries, including the named executive officers, are eligible to participate in the Rurban 401(k) Savings Plan (the “Rurban Savings Plan”). There are three types of contributions that are contemplated under the Rurban Savings Plan: (1) pre-tax elective deferral contributions by each participant of a percentage of his or her annual compensation; (2) matching contributions made by the employer in cash in an amount determined by the Board; and (3) qualified rollover contributions by a participant from another qualified plan. The Company and its subsidiaries contributed an aggregate amount of $273,000 to the Rurban Savings Plan with respect to the 2007 fiscal year. For the 2007 fiscal year, the amount of the matching contributions made on behalf of each participant in the Rurban Savings Plan was 50% of the amount of such participant’s pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation. All employee contributions to the Rurban Savings Plan are fully-vested upon contribution.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain quality employees for key positions.

Life Insurance Benefits. The Company pays premiums on behalf of certain officers, including each of the named executive officers, for a group term life insurance policy which provides a $50,000 death benefit in respect of each officer. Additional life insurance is provided to certain officers and directors of the Company through bank-owned life insurance (“BOLI”) policies. BOLI policies are widely used by banks and provide a tax exempt investment vehicle for State Bank while providing death benefits to both the organization and the insured. By way of separate split-dollar agreements, the death benefits provided by the BOLI policies are divided between State Bank and the insureds’ beneficiaries. With respect to each BOLI policy, State Bank owns the cash surrender value and a portion of the net death benefit, over and above the death benefit assigned to the insureds’ beneficiaries. The cash surrender value of the Company’s BOLI policies totaled approximately $12,160,581 at December 31, 2007. The beneficiaries of Kenneth A. Joyce, Duane L. Sinn, Mark A. Klein and Henry R. Thiemann were entitled to receive death benefits of $1,050,036, $250,000, $250,000 and $452,248, respectively, under the Company’s BOLI policies as of December 31, 2007.

Other Perquisites and Benefits. Other perquisites and personal benefits provided by the Company to the named executive officers include the use of company automobiles and/or automobile allowances, country club memberships, and tax preparation assistance (CEO and CFO only).

Tax and Accounting Considerations

Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment. The Company selected the modified prospective application. Accordingly, after January 1, 2006, the Company began expensing the fair value of stock options granted, modified, repurchased or cancelled. In accordance with SFAS 123R and related interpretations, $64,293 in compensation expense was recognized by the Company with respect to stock options and SARs that were granted, modified, repurchased or cancelled in the 2007 fiscal year.

Summary Compensation Table

The following table sets forth the cash compensation as well as certain other compensation awarded or paid to, or earned by, each of the named executive officers of the Company during the 2007 and 2006 fiscal years.

Summary Compensation Table for 2007 and 2006 Fiscal Years

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Name and				Stock	Option	Non-Equity Incentive	Change in Pension Value and Nonqualified and Deferred Comp.	All Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Plan Comp.	Earnings	Comp.	Total
		($)	($) (1)	($)	($) (2)	($) (3)	($) (4)	($) (5)	($)

Kenneth A. Joyce	2007	$272,045	$0	--	$5,697	--	$88,587	$19,163 (3)	$385,492
President & Chief Executive Officer of the Company; Chairman & Chief Executive Officer of RDSI	2006	$264,000	$0	--	--	--	$109,538	$26,151 (3)	$399,689

Duane L. Sinn	2007	$119,309	$0	--	$3,744	--	$3,383	$15,217 (4)	$141,653
Executive Vice President & Chief Financial Officer of the Company	2006	$112,000	$10,000	--	--	--	$9,896	$17,427 (4)	$149,323

Mark A. Klein	2007	$171,007	$0	--	$9,690	--	$6,955	$ 8,981 (5)	$196,633
President & Chief Executive Officer, The State Bank and Trust Company	2006	$153,846	$56,000	--	--	--	$5,486	$18,677 (5)	$234,009

Henry R. Thiemann	2007	$167,417	$0	--	$1,384	--	$44,595	$18,618 (6)	$232,014
President of RDSI since September 2007; (Former) President & Chief Executive Officer, The Exchange Bank; President and Chief Executive Officer of RFCBC	2006	$165,117	$5,000	--	--	--	$29,487	$17,342 (6)	$216,945

(1)
The amounts shown in column (d) reflect discretionary cash bonuses approved by the Compensation Committee on January 24, 2007 in respect of performance during the 2006 fiscal year. The amount shown for Mr. Klein also reflects a $40,000 signing bonus paid to Mr. Klein in January 2006 in connection with his employment by State Bank.

(2)
The amounts shown in column (f) reflect the expense recognized for financial statement reporting purposes, for the 2007 fiscal year, with respect to stock options and SARs granted to each named executive officer. The amounts are calculated in accordance with SFAS 123R, and thus may also include amounts expensed for the 2007 fiscal year with respect to awards granted to each named executive officer prior to the 2007 fiscal year.

(3)	No bonuses were earned by or paid to any of the named executive officers for the 2007 or 2006 fiscal year under the Company’s Incentive Compensation Plan.

(4)
The amounts shown in column (h) reflect the actuarial increase in the present value of the named executive officer’s accumulated benefits under his SERP Agreement determined using assumptions consistent with those used in the Company’s financial statements and includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.

(5)	“All Other Compensation” amounts for Mr. Joyce for the 2007 and 2006 fiscal years reflect:

•
$6,892 and $4,311 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Joyce for the 2007 and 2006 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$11,000 allocated to the account of Mr. Joyce under the Rurban ESOP for the 2006 fiscal year; the amount to be allocated to the account of Mr. Joyce under the Rurban ESOP with respect to the 2007 fiscal year has not been determined as of the date of this proxy statement;

•	$4,463 and $4,311 received by Mr. Joyce from the Company during the 2007 and 2006 fiscal years, respectively, as an automobile usage/allowance;

•	$6,362 and $5,694 of taxable income recognized on split-dollar BOLI for the 2007 and 2006 fiscal years, respectively;

•	$600 and $600 for the 2007 and 2006 fiscal years, respectively, for Company contributions to Mr. Joyce’s Health Savings Account (“HSA”); and

•
$845 and $835 for the 2007 and 2006 fiscal years, respectively, for tax preparation assistance that was provided due to his personal tax returns being subject for review by the IRS in connection with tax reviews performed on the Company and its subsidiaries.

(6)	“All Other Compensation” amounts for Mr. Sinn for the 2007 and 2006 fiscal years reflect:

•
$3,579 and $3,591 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Sinn for the 2007 and 2006 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$5,985 allocated to the account of Mr. Sinn under the Rurban ESOP for the 2006 fiscal year; the amount to be allocated to the account of Mr. Sinn under the Rurban ESOP with respect to the 2007 fiscal year has not been determined as of the date of this proxy statement;

•	$10,584 and $7,700 received by Mr. Sinn from the Company during the 2007 and 2006 fiscal years, respectively, as an automobile usage/allowance;

•	$156 and $151 of taxable income recognized on split-dollar BOLI for the 2007 and 2006 fiscal years, respectively;

•
$48, which represents the premiums paid on Mr. Sinn’s behalf during the 2007 fiscal year for a group term life insurance policy which has a death benefit equal to 200% of Mr. Sinn’s annual salary less $50,000 (maximum $300,000);

•	$600 and $600 for the 2007 and 2006 fiscal years, respectively, for Company contributions to Mr. Sinn’s Health Savings Account (“HSA”); and

•
$250 for the 20007 fiscal year for tax preparation assistance that was provided due to his personal tax returns being subject for review by the IRS in connection with tax reviews performed on the Company and its subsidiaries.

(7)	“All Other Compensation” amounts for Mr. Klein for the 2007 and 2006 fiscal years reflect:

•
$5,129 and $5,022 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Klein for the 2007 and 2006 fiscal years, respectively, to match pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$9,797 allocated to the account of Mr. Klein under the Rurban ESOP for the 2006 fiscal year; he amount to be allocated to the account of Mr. Klein under the Rurban ESOP with respect to the 2007 fiscal year has not been determined as of the date of this proxy statement;

•	$2,962 and $3,417 received by Mr. Klein from the Company during the 2007 and 2006 fiscal years, respectively, as an automobile usage/allowance;

•	$690 of taxable income recognized on split-dollar BOLI for the 2007 fiscal year; and

•
$200 and $441, respectively, which represent the premiums paid during the 2007 and 2006 fiscal years, respectively, on Mr. Klein’s behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Klein’s annual salary less $50,000 (maximum $300,000).

(8)	“All Other Compensation” amounts for Mr. Thiemann for the 2007 and 2006 fiscal years reflect:

•
$3,670 and $4,953 contributed to the Rurban 401(k) Savings Plan on behalf of Mr. Thiemann for the 2007 and 2006 fiscal years, respectively, to match 2007 and 2006 pre-tax elective deferral contributions (included under “Salary”) made by him to the Rurban 401(k) Savings Plan;

•
$8,256 allocated to the account of Mr. Thiemann under the Rurban ESOP for the 2006 fiscal year 2006; the amount to be allocated to the account of Mr. Thiemann under the Rurban ESOP with respect to the 2007 fiscal year has not been determined as of the date of this proxy statement;

•	$1,897 and $1,188 received by Mr. Thiemann from the Company during the 2007 and 2006 fiscal years, respectively as an automobile usage/allowance;

•	$3,216 and $2,944 of taxable income recognized on split-dollar BOLI for the 2007 and 2006 fiscal years, respectively; and

•	$9,835 received by Mr. Thiemann for reimbursement of moving expenses during the 2007 fiscal year.

Grants of Plan-Based Awards

The following table sets forth information pertaining to the equity-based awards made to each of the named executive officers of the Company during the 2007 fiscal year under the 1997 Plan, as well as the range of potential payouts under the Incentive Compensation Plan.

Grants of Plan-Based Awards for 2007 Fiscal Year

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options ($/Sh) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)

Kenneth A. Joyce	2/14/2007	--	--	--	--	10,292	$11.50	$31,082
	2/14/2007	--	--	--	--	5,000 (4)	$11.50	$15,100
		$40,807	$47,608	$74,812	--	--	--	--

Duane L. Sinn	2/14/2007	--	--	--	--	6,764	$11.50	$20,427
		$11,931	$14,914	$26,845	--	--	--	--

Mark A. Klein	2/14/2007	--	--	--	--	5,000	$11.50	$15,100
		$17,101	$21,376	$38,477	--	--	--	--

Henry R. Thiemann	2/14/2007	--	--	--	--	2,500	$11.50	$7,550
		$16,742	$20,927	$37,669	--	--	--	--

(1)
Reflects the estimated potential threshold, target and maximum bonus payouts that each of the named executive officers was eligible to receive pursuant to the Incentive Compensation Plan if the Company had met or exceeded the following specified target levels for budgeted net income for the 2007 fiscal year: Threshold: 95-100%; Target: 100-105%; Maximum: 120-125%+. See “COMPENSATION OF EXECUTIVE OFFICERS-Components of Executive Salary-Non-Equity Incentive Compensation” beginning on page 16 of this proxy statement. None of the named executive officers received any bonus payout under the Incentive Compensation Plan for the 2007 fiscal year due to not meeting or exceeding their respective budget levels.

(2)
All stock options and SARs granted in the 2007 fiscal year have 10-year terms and will vest as follows: 20% on February 14, 2009; 20% on February 14, 2010; 20% on February 14, 2011; and 20% on February 14, 2012.

(3)	Amounts reflect the grant date fair value, computed in accordance with SFAS 123R, for the stock option and SAR grants identified in this table.

(4)
Reflects the number of “tandem” SARs awarded to Mr. Joyce in connection with the grant of the same number of nonqualified stock options. The SARs may only be exercised in conjunction with the exercise of the associated nonqualified stock options, and the exercise of the associated nonqualified stock options will result in the automatic exercise of the same number of tandem SARs. Each SAR represents the right to receive, upon exercise, an amount, payable in cash, equal to the excess, if any, of the market value of the Company’s Common Shares over the base value of the grant. The base value of each SAR is equal to the closing price of the Company’s Common Shares on the grant date.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding the unexercised stock options and SARs held by each of the named executive officers as of the end of the 2007 fiscal year. Dollar amounts have been rounded up to the nearest whole dollar. The Company has never granted any other form of equity-based award to any of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End for 2007

(a)	(b)	(c)	(d)	(e)	(f)
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Kenneth A. Joyce	1,654	--	--	$16.78	06/15/2008
	5,250	--	--	$11.07	11/20/2010
	20,000	--	--	$13.85	01/21/2014
	20,000 (2)	--	--	$14.15	03/16/2015
	1,058	4,234 (3)	--	$11.50	02/14/2017
	1,000 (2)	4,000 (2)(3)	--	$11.50	02/14/2017

Duane L. Sinn	551	--	--	$16.78	06/15/2008
	788	--	--	$11.07	11/20/2010
	1,250	--	--	$13.85	01/21/2014
	1,352	5,412 (3)	--	$11.50	02/14/2017

Mark A. Klein	4,000	6,000 (3)	--	$11.72	12/21/2015
	1,000	4,000	--	$11.50	02/14/2017

Henry R. Thiemann	827	--	--	$16.78	06/15/2008
	5,250	--	--	$11.07	11/20/2010
	10,000	--	--	$13.85	01/21/2014
	3,000 (2)	--	--	$14.15	03/16/2015
	500	2,000 (3)	--	$11.50	02/14/2017

(1)	Unless otherwise indicated, all amounts reflect Common Shares of the Company underlying stock options granted pursuant to the 1997 Plan.

(2)
Reflects “tandem” SARs awarded under the 1997 Plan in connection with the grant of the same number of nonqualified stock options. Each SAR represents the right to receive, upon exercise, an amount, payable in cash, equal to the excess, if any, of the market value of the Company’s Common Shares over the base value of the grant (as set forth in column (e)).

(3)	Stock options and SARs have 10-year terms and will vest as follows: 20% on February 14, 2009; 20% on February 14, 2010; 20% on February 14, 2011; and 20% on February 14, 2012.

Option Exercises During the 2007 Fiscal Year

None of the Company’s named executive officers exercised any stock options or SARs during the 2007 fiscal year.

Non-Qualified Deferred Compensation

On November 29, 2006, the Board approved the adoption of a Non-Qualified Deferred Compensation Plan, effective January 1, 2007, within the meaning of Title I of ERISA and which is subject to Section 409A of the Code (the “Deferral Plan”). The purpose of the Deferral Plan is to help attract key associates by providing a retirement benefit to certain high ranking and highly compensated employees and directors of the Company and its subsidiaries which is above the statutory maximum limits for the Rurban ESOP. Eligibility for participation in the Deferral Plan is limited to employees of the Company and its subsidiaries in the positions of Senior Vice President and above who qualify as highly compensated employees under the terms of the Deferral Plan, as well as directors of the Company, State Bank and RDSI.

The Deferral Plan permits participants to voluntarily defer the payment of up to 100% of annual compensation in the case of directors, and up to 75% of annual compensation in the case of all other participants. Deferral elections for each plan year must be made before November 30th of the prior calendar year and are irrevocable during the plan year. Amounts deferred are credited to the participants’ accounts under the Deferral Plan at the time the base salary or bonus compensation would otherwise have been paid. Participants may elect to have their accounts invested in a variety of mutual fund options. Participant accounts are fully vested under the Deferral Plan. The Deferral Plan is “unfunded,” which means that no assets are set aside in trust separate from the general assets of the Company. Thus, all amounts allocated to participant accounts under the Deferral Plan will be recorded as a liability on the Company’s accounting books, and such funds will be subject to the claims of the Company’s creditors.

Participants may elect to receive distributions of their Deferral Plan accounts following the termination of employment for any reason, including voluntary resignation, retirement, disability, or death. Participants are also permitted to elect to receive “in service distributions” of their Deferral Plan accounts prior to their termination of employment, subject to certain requirements. Participants may elect to receive distributions either in a lump sum or in a series of approximately equal annual installments over a period of up to ten (10) years. Elections as to the form and timing of distributions generally must be made by a participant at the time the deferral is elected, although participants are permitted to change their elections if they comply with certain requirements set forth in Section 409A of the Code. The Deferral Plan also provides that participants may receive a distribution upon a defined change in control.

The table below shows the named executive officers who had deferred compensation under the Deferral Plan as of the 2007 fiscal year-end.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year ($)

Mark A. Klein	$3,200	$0	$[ ]	$0	$[ ]

Change in Control Agreements

The Company entered into Change in Control Agreements on March 1, 2006 with Mark A. Klein, Duane L. Sinn and Henry R. Thiemann. These Change in Control Agreements supersede the change in control agreements previously entered into by the Company and Messrs. Thiemann and Sinn.

The term of each Change in Control Agreement is 24 months (36 months for Mr. Sinn) commencing March 1, 2006. Each Change in Control Agreement will renew automatically for an additional year unless the Company notifies the executive officer at least 90 days before the end of the then current term that the Company does not wish to renew the Change in Control Agreement. The Company is prohibited from delivering such notice during the “Protection Period” and each Change in Control Agreement will remain in effect throughout any Protection Period. The Change in Control Agreements define the “Protection Period” as the period beginning on the first date the Board learns of an event that would result in a “change in control” if completed and ending on the latest of:

•	the last day of the 12-month period beginning after the change in control;

•
60 days after the date the executive officer learns of an event occurring during the Protection Period which falls within the definition of “Good Reason” and which the Company or its successor concealed; or

•	60 days after the conclusion of an unsuccessful attempt to terminate the executive officer for “Cause” (as defined in the Change in Control Agreements).

Each Change in Control Agreement will terminate on the earliest of the following events:

•	the executive officer’s employment is terminated before the beginning of a Protection Period;

•	the executive officer is reassigned before the beginning of a Protection Period to a more junior position;

•	the executive officer agrees to terminate his Change in Control Agreement; or

•	all payments due to the executive officer under the Change in Control Agreement have been paid.

A “change in control” is defined by the Change in Control Agreements as:

•	any transaction that would be required to be reported in a proxy statement sent to the Company’s shareholders;

•
a merger or consolidation of the Company or the purchase of all or substantially all of the Company’s assets by another person or group, in each case, resulting in less than a majority of the successor entity’s outstanding voting stock being owned immediately after the transaction by the holders of the Company’s voting stock before the transaction;

•	any person becoming a “beneficial owner” of securities representing 50% or more of the combined voting power of the Company eligible to vote for the election of the Company’s Board;

•
any person other than the Company, the executive officer or the Rurban ESOP becoming the beneficial owner of securities representing 25% or more of the combined voting power of the Company (disregarding any securities which were not acquired for the purpose of changing or influencing control of the Company);

•
individuals who constitute the Company’s Board on March 1, 2006 ceasing for any reason to constitute at least a majority of the members of the Company’s Board (unless the new directors were approved by the vote of at least 2/3rds of the then incumbent directors); or

•	any other change of control of the Company similar in effect to any of the foregoing.

Under each Change in Control Agreement, (1) if an executive officer is terminated by the Company or its successor in connection with a “change in control” of the Company (other than termination of employment for “Cause” as defined in the Change of Control Agreements) during the Protection Period or (2) if the executive officer terminates his employment for “Good Reason” during the Protection Period, the Company or its successor will:

•
pay the executive officer a lump sum cash payment equal to 2 times the executive officer’s Annual Direct Salary (i.e., the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment);

•
provide the executive officer and his family (if the executive officer elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of two years, at the same level and subject to the same terms that were in effect on the first day of the Protection Period; and

•	any other payments or benefits to which the executive officer is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

If a termination under the circumstances described above in connection with a “change of control” of the Company had occurred on December 31, 2007, Messrs. Thiemann, Klein and Sinn would have been entitled to receive lump sum cash payments of $334,833, $342,015 and $238,618, respectively. In addition, each of Messrs. Thiemann, Klein and Sinn (and his family) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of two years following termination, at an annual cost to the Company of approximately $14,000 for each executive officer.

If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay the executive officer an additional amount of cash equal to the executive officer’s cost of procuring equivalent coverage. The amount of this cash payment will be “grossed up” to ensure that the executive officer receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

If the compensation provided to an executive officer under his Change in Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the amount of compensation payable under the executive officer’s Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code.

Under each Change in Control Agreement, if an executive officer’s employment is terminated for “Cause” (as defined in the Change in Control Agreements) or if the executive officer voluntarily terminates his employment without “Good Reason” (as defined in the Change in Control Agreements), the Change in Control Agreement will terminate immediately and the executive officer will not be entitled to any compensation or benefits other than salary accrued through the date his employment terminated and benefits to which the executive officer is entitled under the terms of the Company’s (or any successor entity’s) benefit plans.

If an executive officer dies or becomes permanently disabled during his employment, his Change in Control Agreement will terminate and the Company will have no further obligations to the executive officer under his Change in Control Agreement. However, any compensation that becomes payable to an executive officer under his Change in Control Agreement prior to his death or permanent disability will continue to be paid to the executive officer or his designated beneficiary or estate, as appropriate.

The Change in Control Agreements do not require the executive officers to mitigate the amount of any compensation payable to them under the Change in Control Agreements by seeking other employment or otherwise. The compensation payable to the executive officers under the Change in Control Agreements will not be reduced by any other compensation or benefits the executive officers earn or become entitled to receive after the termination of their employment with the Company or its successor and their subsidiaries.

If a change in control occurs and the executive officer receives payments under his Change in Control Agreement, the executive officer will be prohibited from engaging in the following activities for two years following the termination of the executive officer’s employment with the Company or its successor:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries on the date of the change in control;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment) to become a customer or referral source of another company; and

•
directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

The Change in Control Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer’s duties to the Company or its successor and their subsidiaries.

In the event of a dispute between the Company and the executive officer regarding a Change in Control Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the Change in Control Agreements, including reasonable accounting and legal fees incurred by the executive officer.

SERP Agreements

Effective March 1, 2006, the Company entered into SERP Agreements with Kenneth A. Joyce, Mark A. Klein, Duane L. Sinn and Henry R. Thiemann. The SERP Agreements supersede the Executive Salary Continuation Agreements previously entered into by the Company and Messrs. Joyce, Sinn and Thiemann.

Under the SERP Agreements, if the executive officer remains in the continuous employment of the Company, he must retire on the first December 31st after his 65th birthday (62nd birthday for Mr. Joyce), unless the Board of Directors shortens or extends the employment period. Beginning on the first day of the month following retirement, the executive officer will receive an annual benefit equal to 20% of his “Annual Direct Salary” (25% of Annual Direct Salary for Mr. Joyce) in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. “Annual Direct Salary” means the executive officer’s annualized base salary based on the highest base salary rate in effect for any pay period ending with or within the 36-month period preceding the termination of his employment.

If there is a “change in control” of the Company (as defined in the SERP Agreements) the executive officer will receive an annual benefit equal to 20% (25% for Mr. Joyce) of his Annual Direct Salary calculated as of the date of the change in control or the date his employment is terminated, whichever is higher. The annual benefit will be paid in equal monthly installments of 1/12th of the annual benefit for a period of 180 months beginning on the executive officer’s retirement date (62nd birthday for Mr. Joyce and 65th birthday for Messrs. Klein, Sinn and Thiemann). If the compensation provided to an executive officer under his SERP Agreement in connection with a change in control would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the relevant portions of any separate Change in Control Agreement between the Company and the executive officer would apply. If the Company and the executive officer are not parties to a separate Change in Control Agreement, the amount of compensation payable under the executive officer’s SERP Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code.

If an executive officer voluntarily terminates his employment prior to age 65 (age 62 for Mr. Joyce), his SERP Agreement will terminate immediately and the Company will pay the executive officer early retirement compensation equal to:

•	10% (15% for Mr. Joyce and 5% for Mr. Klein) of the executive officer’s Annual Direct Salary if the executive officer terminates employment between age 55 and 60;

•	15% (20% for Mr. Joyce and 10% for Mr. Klein) of the executive officer’s Annual Direct Salary if the executive officer terminates employment between age 60 and 65; or

•	20% (25% for Mr. Joyce and 15% for Mr. Klein) of the executive officer’s Annual Direct Salary if the executive officer terminates employment at age 65 (age 62 for Mr. Joyce).

The early retirement compensation described above will be paid beginning on the first day of the month following early retirement in equal monthly installments of 1/12th of the annual benefit for a period of 180 months. If the executive officer dies at any time prior to age 65 (age 62 for Mr. Joyce) while employed by the Company, his death will be treated as an early retirement and his designated beneficiary or estate will receive early retirement compensation as described above. If the executive officer voluntarily terminates his employment prior to age 55 or if the executive officer is discharged for “Cause” (as defined in the SERP Agreements) he will not be entitled to any compensation under his SERP Agreement.

If an executive officer dies or becomes permanently disabled during his employment, his SERP Agreement will terminate and the Company will have no further obligations to the executive officer under his SERP Agreement. However, any compensation that becomes payable to an executive officer under his SERP Agreement prior to his death or permanent disability (i.e., compensation arising from retirement, early retirement or a change in control) will continue to be paid to the executive officer or his designated beneficiary or estate, as appropriate.

The SERP Agreements do not require the executive officers to mitigate the amount of any compensation payable to them under the SERP Agreements by seeking other employment or otherwise. The compensation payable to the executive officers under the SERP Agreements will not be reduced by any other compensation or benefits the executive officers earn or become entitled to receive after the termination of their employment with the Company and its subsidiaries.

During the term of the SERP Agreements and for a period of two years thereafter, the executive officers are prohibited from:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries at the beginning of the non-competition period;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment with the Company) to become a customer or referral source of another company; and

•
directly or indirectly contacting, soliciting or inducing any of the employees of the Company and its subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its subsidiaries or to seek, obtain or accept employment with another company.

The SERP Agreements also prohibit the executive officers from using or disclosing any material confidential information of the Company and its subsidiaries to any person other than an employee of the Company or its subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with the executive officer’s duties to the Company and its subsidiaries.

In the event of a dispute between the Company and the executive officer regarding a SERP Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the SERP Agreements, including reasonable accounting and legal fees incurred by the executive officer.

Employment Agreement

The Company entered into the Employment Agreement with Kenneth A. Joyce on March 1, 2006. The Employment Agreement supersedes the Change in Control Agreement previously entered into by the Company and Mr. Joyce.

Under the Employment Agreement, Mr. Joyce is employed as the Chief Executive Officer of the Company and will perform any duties assigned to him from time to time by the Company’s Board. Mr. Joyce must devote his full time and attention to the Company’s business, and he may not engage in any activities which compete with activities of the Company or its subsidiaries. Mr. Joyce is also prohibited from serving any company which competes with the Company or its subsidiaries.

Term. The term of the Employment Agreement runs from March 1, 2006 to March 1, 2009, but the term will be automatically extended to December 31, 2010 unless either party provides the other party with notice of nonrenewal no later than September 2, 2008.

Compensation. During the term of the Employment Agreement, Mr. Joyce will be paid an annual base salary of $264,000 or a higher amount set by the Company. Mr. Joyce is also entitled to:

•	receive bonuses from time to time as the Company, in its sole discretion, deems appropriate;

•	receive paid vacation time in accordance with policies established by the Company’s Board;

•
participate in any of the Company’s employee benefit plans (provided that the Company may not change any of its employee benefits in any way that would adversely affect Mr. Joyce, unless the change would apply to all of the Company’s executive officers and would not affect Mr. Joyce disproportionately); and

•	receive prompt reimbursement for all reasonable business expenses he incurs in accordance with the policies and procedures established by the Company’s Board.

Termination Resulting from Disability or Death. If Mr. Joyce dies or becomes permanently disabled during his employment, the Employment Agreement will terminate and the Company will have no further obligations to Mr. Joyce under the Employment Agreement. However, any compensation that becomes payable to Mr. Joyce under the Employment Agreement prior to his death or permanent disability will continue to be paid to Mr. Joyce or his designated beneficiary or estate, as appropriate.

Termination for “Cause” or Without “Good Reason”. If Mr. Joyce’s employment is terminated by the Board for “Cause” or by Mr. Joyce without “Good Reason,” the Employment Agreement (and all of Mr. Joyce’s rights under the Employment Agreement) will terminate automatically. If Mr. Joyce’s employment is terminated other than for Cause and the Company subsequently learns that Mr. Joyce actively concealed conduct that would have entitled the Company to terminate his employment for Cause, the Company may recover any amounts paid to Mr. Joyce (or his beneficiaries) under the Employment Agreement in connection with the termination of his employment. “Cause” is defined in the Employment Agreement to include:

•	the willful failure to substantially perform job duties;

•	willfully engaging in misconduct injurious to the Company;

•	dishonesty, insubordination or gross negligence in the performance of duties;

•	breach of a fiduciary duty involving personal gain or profit;

•	any violation of any law, rule or regulation governing public companies, banks or bank officers or any regulatory enforcement actions issued by a regulatory authority against the executive;

•	conduct which brings public discredit to the Company;

•	conviction of, or plea of guilty or nolo contendere to, a felony, crime of falsehood or a crime involving moral turpitude;

•	unlawful discrimination or harassment affecting the Company’s employees, customers, business associates or contractors;

•	theft or abuse of the Company’s property;

•	the recommendation of a state or federal bank regulatory authority to remove the executive from his position with the Company;

•	willful failure to follow the good faith lawful instructions of the Company’s Board;

•	material breach by the executive of any contract or agreement with the Company; or

•	unauthorized disclosure of the Company’s trade secrets or confidential information.

Termination by the Company Without “Cause” or by Mr. Joyce for “Good Reason”. If Mr. Joyce’s employment is terminated by the Company without Cause or by Mr. Joyce with “Good Reason” (and such termination does not occur in connection with a change in control), the Company will:

•
pay Mr. Joyce an amount equal to twice his “Agreed Compensation” (i.e., the sum of (a) the average of Mr. Joyce’s annual base salary for the five calendar years immediately preceding his termination and (b) the average of Mr. Joyce’s annual bonuses for the five calendar years immediately preceding his termination) in 24 equal monthly installments;

•
provide Mr. Joyce and his family (if he elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of one year, at the same level and subject to the same terms that were in effect at any time during the two years prior of his termination; and

•	pay Mr. Joyce any other payments or benefits to which he is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

“Good Reason” is defined in the Employment Agreement to include:

•	the assignment of duties and responsibilities inconsistent with Mr. Joyce’s status as Chief Executive Officer;

•	requiring Mr. Joyce to move his office more than 50 miles from the location of the Company’s principal office in Defiance, Ohio;

•	reducing Mr. Joyce’s annual base salary (except for reductions resulting from a national financial depression or bank emergency and implemented for all of the Company’s senior management);

•	materially reducing the employee benefits afforded to Mr. Joyce (unless the reduction applies to all of the Company’s executive officers);

•	the Company’s attempt to amend or terminate the Employment Agreement without Mr. Joyce’s consent;

•	the failure of any successor of the Company to assume the Company’s obligations under the Employment Agreement; and

•	any unsuccessful attempt to terminate Mr. Joyce for Cause.

If a termination of Mr. Joyce’s employment under the circumstances described above had occurred on December 31, 2007, Mr. Joyce would have been entitled to receive an amount equal to $509,803 in 24 equal installments of $21,242 each. In addition, Mr. Joyce (and his family) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of one year following termination, at an annual cost to the Company of approximately $14,000.

Termination in Connection With a Change in Control. If, at any time during the period beginning on the date the Board first learns of a possible “change in control” and ending one year after the change in control, Mr. Joyce’s employment is terminated (1) by the Company without Cause or (2) by Mr. Joyce for Good Reason, the Company or its successor will:

•	pay Mr. Joyce a lump sum cash payment in an amount equal to 2.99 times his “Agreed Compensation”;

•
provide Mr. Joyce and his family (if he elected family coverage prior to the termination of his employment) with continued health care, life insurance and disability insurance coverage without cost to the executive for a period of three years, at the same level and subject to the same terms that were in effect at any time during the two years prior of his termination; and

•	pay Mr. Joyce any other payments or benefits to which he is entitled under the terms of any other agreement, arrangement, plan or program in which he participates.

The Employment Agreement contains the same definition of a “change in control” described above under the heading “CHANGE IN CONTROL AGREEMENTS” on page 26 of this proxy statement.

Mr. Joyce will not be entitled to the payments and benefits described above if he acted in concert with any person or group to effect a change in control (other than at the direction of the Board and in his capacity as an employee of the Company). Also, the Company may not terminate Mr. Joyce’s employment during the period beginning on the date the Company’s Board first learns of a possible change in control and ending on the date the change in control occurs.

If a termination of Mr. Joyce’s employment under the circumstances described above in connection with a “change in control” of the Company had occurred on December 31, 2007, Mr. Joyce would have been entitled to receive a lump sum cash payment of $762,155. In addition, Mr. Joyce (and his family) would have been entitled to receive continued health care, life insurance and disability insurance coverage for a period of three years following termination, at an annual cost to the Company of approximately $42,000.

No Mitigation. The Employment Agreement does not require Mr. Joyce to mitigate the amount of any compensation payable to him by seeking other employment or otherwise. The compensation payable to Mr. Joyce under the Employment Agreement will not be reduced by any other compensation or benefits he earns or becomes entitled to receive after the termination of his employment with the Company or its successor and their subsidiaries.

Employee Benefits.  If the Company or its successor is unable to provide the health care, life insurance and disability insurance coverage described above through an insured arrangement for active employees and with the same tax consequences available to active employees, the Company or its successor will pay Mr. Joyce an additional amount of cash equal to the executive officer’s cost of procuring equivalent coverage. The amount of this cash payment will be “grossed up” to ensure that Mr. Joyce receives enough cash to pay the cost of procuring equivalent coverage after payment of all applicable federal, state and local taxes.

Parachute Payments. If the compensation provided to an executive officer under his Change in Control Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code, then the amount of compensation payable under the executive officer’s Change in Control Agreement will be reduced to the extent necessary to avoid excise taxes under Section 4999 of the Code.

Non-Compete. If Mr. Joyce receives compensation under his Employment Agreement in connection with the termination of his employment, he will be prohibited from engaging in the following activities for two years following the termination of his employment:

•
providing financial or executive assistance to any person or entity located within 50 miles of the Company’s main office in Defiance, Ohio and engaged in the banking or financial services industry or any other activity engaged in by the Company or its subsidiaries on the date of the change in control;

•
directly or indirectly contacting, soliciting or inducing any of the customers or referral sources of the Company and its subsidiaries (who were customers or referral sources during the executive officer’s employment) to become a customer or referral source of another company; and

•
directly or indirectly soliciting, inducing or encouraging any of the employees of the Company or its successor and their subsidiaries (who were employees during the executive officer’s employment) to terminate their employment with the Company or its successor and their subsidiaries or to seek, obtain or accept employment with another company.

The Employment Agreement also prohibits Mr. Joyce from using or disclosing any material confidential information of the Company or its successor and their subsidiaries to any person other than an employee of the Company or its successor and their subsidiaries or a person to whom the disclosure is reasonably necessary or appropriate in connection with his duties to the Company or its successor and their subsidiaries.

Disputes. In the event of a dispute between the Company and Mr. Joyce regarding the Employment Agreement, the parties will submit the dispute to binding arbitration. The Company and its subsidiaries will bear all costs associated with any disputes arising under the Employment Agreement, including reasonable accounting and legal fees incurred by Mr. Joyce.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

Cash Compensation Paid to Board Members

Each director of the Company who is not an employee of the Company or one of its subsidiaries (a “non-employee director”) currently receives an annual cash retainer in the amount of $9,000, which is paid in twelve monthly installments of $750 each. The Chairman of the Board (currently Steven D. VanDemark) receives an additional annual cash retainer of $12,000, which is paid in twelve monthly installments of $1,000 each. Each non-employee director also receives an annual cash retainer of $1,000 for each committee of the Board on which he or she serves, except that the member of the Audit Committee designated as the “audit committee financial expert” (currently Richard L. Hardgrove) receives an annual cash retainer of $4,000. Each non-employee director also receives an additional $250 for each Board meeting attended and $250 for each meeting of a committee of the Board attended.

Each non-employee director of the Company also serves on the board of directors of one or more of the Company’s subsidiaries, and receives an annual cash retainer for such service as well as fees for attendance at meetings of the board of directors of the appropriate Company subsidiary (and committees of that board).

Stock Options

From time to time, non-employee directors of the Company have been granted nonqualified stock options to purchase Common Shares of the Company. These options have been granted under the 1997 Plan at the discretion of the Compensation Committee. A total of 28,876 nonqualified stock options were granted to non-employee directors under the 1997 Plan during the 2007 fiscal year.

Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation

On March 12, 1997, the Board adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and/or its subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors.

The Deferred Compensation Plan is administered by the Board. Subject to the express provisions of the Deferred Compensation Plan, the Board has sole discretion and authority to determine from time to time the individuals that are eligible to participate in the plan.

Each non-employee director of the Company and its subsidiaries is eligible to participate in the Deferred Compensation Plan by electing to defer the receipt of all or a portion of the compensation to be received by the director or otherwise payable to him or her during any calendar year. At the time that a director first elects to defer compensation, the Company will establish an account (“Account”) in the director’s name to which all of the director’s deferred compensation will be credited. At the end of each calendar year, the directors’ Account will be credited with an amount of interest equal to the rate determined by the Board for that year.

In the event that a director’s service to the Company or any of it subsidiaries is terminated for any reason, the director will be entitled to receive a distribution (a “Distribution”) from the Company for the amount of deferred compensation and accrued interest then credited to such director’s Account. A Distribution to a director for the amount credited to such director’s Account may be made in cash either in a lump sum or in approximately equal annual installments over a period of ten years. Each director will be allowed to suggest his or her preferred method of Distribution; however, the Board has the ultimate discretion in determining the actual method of Distribution. If a director receives a Distribution from the Deferred Compensation Plan in installments, the director will, each year, earn interest on any undistributed amounts credited to such director’s Account as of the last day of each calendar year at a rate equal to the prime rate offered by the Company on the first day of that year. Any Distribution received by a director under the Deferred Compensation Plan will be treated as ordinary income for federal income tax purposes at the time that the director receives the Distribution.

The Board may amend or terminate the Deferred Compensation Plan at any time, without the consent of any director of the Company or its subsidiaries.

To date, no director of the Company or its subsidiaries has opted to participate in the Deferred Compensation Plan.

Other Director Benefits

Additional life insurance is provided to certain directors of the Company through BOLI policies. By way of separate split-dollar agreements, the BOLI policy interests are divided between State Bank and the insureds’ beneficiaries. With respect to each BOLI policy, State Bank owns the cash surrender value and a portion of the net death benefit, over and above the death benefit assigned to the insureds’ beneficiaries. The cash surrender value of the Company’s BOLI policies totaled approximately $12,160,581 at December 31, 2007. As of December 31, 2007, the beneficiaries of each of Thomas A. Buis and John Fahl were entitled to receive a benefit of $50,000, and the beneficiaries of each of Thomas M. Callan, John R. Compo, Robert A. Fawcett, Jr., Steven D. VanDemark and J. Michael Walz were entitled to receive a benefit of $100,000, under the Company’s BOLI policies

Directors are also entitled to receive reimbursement for reasonable expenses incurred while serving in the capacity as a director of the Company or its subsidiaries. Expenses subject to reimbursement include, without limitation, expenses incurred in connection with attending continuing education seminars and programs (including tuition, travel, lodging and meals, as applicable).

Director Compensation for 2007 Fiscal Year

The table below summarizes the compensation awarded or paid to, or earned by, each of the non-employee directors of the Company during the fiscal year ended December 31, 2007. No director who is also an employee of the Company or one of its subsidiaries receives compensation for his service as a director or as a committee member of the Company or any of its subsidiaries. As a result, the compensation of Kenneth A. Joyce, the President and Chief Executive Officer of the Company who also serves as a director of the Company and each of its subsidiaries, Mark A. Klein, President and Chief Executive Officer of State Bank who also serves as a director of State Bank and Henry R. Thiemann, President of RDSI and President and Chief Executive Officer of RFCBC who also serves as a director of RDSI and RFCBC, is not included in the table below but is disclosed instead in the Summary Compensation Table on page 20 of this proxy statement.

Director Compensation Table for 2007 Fiscal Year

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp.	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp.	Total
Name	($)	($)	($) (1)	($)	($)	($) (2)	($)

Thomas A. Buis	$24,175 (3)	--	$1,042	--	--	--	$25,217
Thomas M. Callan	$27,500 (4)	--	$1,042	--	--	$1,785	$30,327
John R. Compo	$26,475 (5)	--	$1,465	--	--	$1,361	$29,301
John Fahl	$28,875 (6)	--	$1,465	--	--	$3,408	$33,748
Robert A. Fawcett, Jr.	$29,950 (7)	--	$1,465	--	--	$2,026	$33,441
Richard L. Hardgrove	$29,625 (8)	--	$554	--	--	--	$30,179
Rita A. Kissner	$27,225 (9)	--	$2,768	--	--	--	$29,993
Thomas L. Sauer	$22,625 (10)	--	$2,768	--	--	--	$25,393
Steven D. VanDemark	$47,775 (11)	--	$1,953	--	--	$ 548	$50,276
J. Michael Walz	$34,175 (12)	--	$1,465	--	--	$1,561	$37,201

(1)
The amounts shown in column (d) reflect the expense recognized for financial statement reporting purposes, for the 2007 fiscal year, with respect to nonqualified stock options granted to each non-employee director. The amounts are calculated in accordance with SFAS 123R, and thus may also include amounts expensed in for the 2007 fiscal year with respect to awards granted to each non-employee director prior to the 2007 fiscal year.

As of December 31, 2006, the aggregate number of Common Shares of the Company underlying outstanding stock options held by each non-employee director was as follows: Thomas A. Buis - 8,733; Thomas M. Callan - 8,733; John R. Compo - 10,048; John Fahl - 10,048; Robert A. Fawcett, Jr. - 10,048; Richard L. Hardgrove - 6,000; Rita A. Kissner - 5,000; Thomas L. Sauer - 5,000; Steven D. VanDemark - 16,731; and J. Michael Walz - 10,048.

(2)	The amounts shown in column (g) reflect premiums paid by the Company on the split-dollar BOLI policies described above allocable to the death benefit assigned to each director’s beneficiaries.

(3)
Aggregate fees earned by or paid to Mr. Buis included (a) $15,250 in fees for service on the Board and committees of the Company and (b) $8,925 in fees for service on the Board of Directors and committees of State Bank.

(4)
Aggregate fees earned by or paid to Mr. Callan included (a) $18,000 in fees for service on the Board and committees of the Company and (b) $9,500 in fees for service on the Board of Directors and committees of State Bank. Mr. Callan deferred 100% of his fees earned for the 2007 fiscal year under the Deferral Plan.

(5)
Aggregate fees earned by or paid to Mr. Compo included (a) $15,250 in fees for service on the Board and committees of the Company and (b) $11,225 in fees for service on the Board of Directors and committees of State Bank.

(6)
Aggregate fees earned by or paid to Mr. Fahl included (a) $14,250 in fees for service on the Board and committees of the Company, (b) $10,625 in fees for service on the Board of Directors and committees of State Bank and (c) $4,000 in fees for service on the Board of Directors of RFCBC.

(7)
Aggregate fees earned by or paid to Mr. Fawcett included (a) $18,500 in fees for service on the Board and committees of the Company and (b) $11,450 in fees for service on the Board of Directors and committees of State Bank.

(8)
Aggregate fees earned by or paid to Mr. Hardgrove included (a) $18,500 in fees for service on the Board and committees of the Company and (b) $11,125 in fees for service on the Board of Directors and committees of State Bank.

(9)
Aggregate fees earned by or paid to Ms. Kissner included (a) $16,750 in fees for service on the Board and committees of the Company and (b) $10,475 in fees for service on the Board of Directors and committees of State Bank.

(10)
Aggregate fees earned by or paid to Mr. Sauer included (a) $13,750 in fees for service on the Board and committees of the Company and (b) $8,875 in fees for service on the Board of Directors and committees of State Bank.

(11)
Aggregate fees earned by or paid to Mr. VanDemark included (a) $29,000 in fees for service on the Board and committees of the Company, (b) $10,775 in fees for service on the Board of Directors and committees of State Bank, (c) $2,000 in fees for service on the Board of Directors of RFCBC, and (d) $6,000 for service on the Board of Directors of RDSI.

(12)
Aggregate fees earned by or paid to Mr. Walz included (a) $16,500 in fees for service on the Board and committees of the Company, (b) $10,925 in fees for service on the Board of Directors and committees of State Bank, (c) $2,000 in fees for service on the Board of Directors of RFCBC, (d) $3,000 for service on the Board of Directors of Exchange Bank, and (e) $1,750 in fees for service on the RFS Investment Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, as of the Record date, no person or entity beneficially owned more than 5% of the outstanding Common Shares of the Company.

The following table furnishes information concerning the beneficial ownership of Common Shares of the Company, as of the Record Date, by each current director of the Company, by each person nominated for election as a director of the Company, by each executive officer of the Company named in the Summary Compensation Table, and by all current executive officers and directors of the Company as a group:

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner (2)	Common Shares Presently Held		Common Shares Which Can Be Acquired Upon Exercise of Options Currently Exercisable or Options First Becoming Exercisable Within 60 Days	Total	Percent of Class (3)

Thomas A. Buis	4,672	(6)	7,227	11,899	(5)
Thomas M. Callan	37,455	(7)	7,227	44,682	(5)
John R. Compo	43,976	(8)	7,931	51,907	1.05%
John Fahl	21,170		7,931	29,101	(5)
Robert A. Fawcett, Jr.	6,942	(9)	7,931	14,873	(5)
Richard L. Hardgrove	3,000		5,200	8,200	(5)
Kenneth A. Joyce (4)	21,438	(10)	48,962	70,400	1.42%
Rita A. Kissner	3,021		1,000	4,021	(5)
Mark A. Klein (4)	5,705		5,000	10,705	(5)
Thomas L. Sauer	10,466	(11)	1,000	11,466	(5)
Duane L. Sinn (4)	6,529	(12)	3,942	10,471	(5)
Henry R. Thiemann (4)	6,391	(13)	19,577	25,968	(5)
Steven D. VanDemark	13,869	(14)	13,908	27,777	(5)
J. Michael Walz, D.D.S.	34,966	(15)	7,931	42,897	(5)
All executive officers and directors as a group (14 persons)	219,600		144,767	364,367	7.34%

(1)
Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share.

(2)
The mailing address of each of the current executive officers and directors of the Company is 401 Clinton Street, Defiance, Ohio 43512. The mailing address of the Trustee of the Rurban ESOP is Reliance Financial Services, 401 Clinton Street, Defiance, Ohio 43512.

(3)
The Percent of Class is based upon the sum of (a) [4,966,933] Common Shares outstanding on the Record Date and (b) the number of Common Shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will become exercisable within 60 days after the Record Date.

(4)	Individual named in the Summary Compensation Table. Mr. Joyce also serves as a director of the Company.

(5)	Reflects ownership of less than 1% of the outstanding Common Shares of the Company.

(6)	Includes 1,902 Common Shares held in the name of Mr. Buis’ wife, as to which she exercises sole voting and investment power.

(7)	Includes 32,730 Common Shares held in a trust for the benefit of Mr. Callan’s wife, as to which Mr. Callan exercises shared voting and investment power.

(8)	Includes 2,755 Common Shares held jointly by Mr. Compo and his wife, as to which Mr. Compo exercises shared voting and investment power.

(9)	Includes 6,942 Common Shares held by the Robert A. Fawcett Jr. Trust, as to which Mr. Fawcett exercises sole voting and investment power.

(10)	Includes 150 Common Shares held in the name of Mr. Joyce’s son, for which Mr. Joyce is custodian; and 7,011 Common Shares held for the account of Mr. Joyce in the Rurban ESOP.

(11)
Includes 7,195 shares held jointly by Mr. Sauer and Sheep Inc., as to which Mr. Sauer exercises sole voting and investment power; 3,171 shares held jointly by Mr. Sauer and his wife, as to which Mr. Sauer exercises shared voting and investment power; and 100 shares transferred to Mr. Sauer’s minor grandson, as to which Mr. Sauer’s wife is custodian.

(12)	Includes 5,070 shares held for the account of Mr. Sinn in the Rurban ESOP.

(13)
Includes 601 Common Shares held jointly by Mr. Thiemann and his wife, as to which Mr. Thiemann exercises shared voting and investment power; and 4,883 Common Shares held for the account of Mr. Thiemann in the Rurban ESOP.

(14)
Includes 4,390 Common Shares held jointly by Mr. VanDemark and his wife, as to which Mr. VanDemark exercises shared voting and investment power; and 4,132 Common Shares held in the names of Mr. VanDemark’s children for which Mr. VanDemark is custodian.

(15)	Includes 839 Common Shares held by Dr. Walz and his spouse, as to which Dr. Walz exercises shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on a review of the reports furnished to the Company and written representations that no other reports were required, during the 2007 fiscal year, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding Common Shares of the Company under Section 16(a) of the Exchange Act were complied with.

TRANSACTIONS WITH RELATED PERSONS

The Executive Governance and Nominating Committee is responsible, pursuant to its Charter, for reviewing and approving any transaction between the Company and any director or officer of the Company or members of their immediate family or entities with which they are affiliated. On an annual basis, each director and executive officer is obligated to complete a “Director and Officer Questionnaire” which requires the director or executive to disclose any related party transactions or business relationships involving the Company or its subsidiaries which are required to be disclosed pursuant to Item 404 of SEC Regulation S-K. In addition, the Company’s Code of Conduct and Ethics prohibits the Company’s directors, executive officers and employees from self-dealing or otherwise trading on their positions with the Company or accepting, from anyone doing or seeking to do business with the Company, a business opportunity not available to other persons or that is made available because of the person’s position with the Company. The Code of Conduct and Ethics requires all directors, officers and employees to disclose all potential and actual conflicts of interest, including those in which they have been inadvertently placed due to either business or personal relationships with customers, suppliers, business associates, or competitors of the Company or its subsidiaries. Conflicts or potential conflicts of interest which are disclosed by a director, officer or employee of the Company are referred to and resolved by the Company’s Risk Management Officer, with the approval of the Executive Governance Committee of the Board.

During the 2007 and 2006 fiscal years, executive officers and directors of the Company, members of their immediate families and corporations or organizations with which they are affiliated entered into banking transactions with the Company’s subsidiary, State Bank, in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries and in compliance with Federal Reserve Board Regulation O and comparable laws of the State of Ohio. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. At December 31, 2007, the amount of loans (including undrawn lines of credit) outstanding to directors and executive officers of the Company and their associates as a group was $5,084,186. In addition, at December 31, 2007, loans to the individuals then serving as directors and executive officers of the Company’s subsidiaries, who were not also directors or executive officers of the Company, totaled $2,047,412. As of the date of this proxy statement, all of the loans described in this paragraph were performing loans.

PROPOSAL NO. 2

APPROVAL OF RURBAN FINANCIAL CORP.
2008 STOCK INCENTIVE PLAN

General

Upon the recommendation of the Compensation Committee, on January 16, 2008, the Board adopted the Rurban Financial Corp. 2008 Stock Incentive Plan (the “2008 Plan”), subject to approval by the shareholders of the Company. The 2008 Plan authorizes the grant or award of the following (collectively, the “Awards”):

•	Incentive Stock Options

•	Nonqualified Stock Options;

•	Stock Appreciation Rights (“SARs”); and

•	Restricted Stock.

The Company currently has stock options and stock appreciation rights outstanding under the 1997 Plan. The 1997 Plan expired in accordance with its terms on March 12, 2007, and no additional stock options, stock appreciation rights, or other awards may be granted under the 1997 Plan. As of February 19, 2008, stock options covering 340,979 Common Shares, together with associated stock appreciation rights relating to 28,000 notional Common Shares, remained outstanding under the 1997 Plan. See “-Equity Compensation Plan Information” beginning on page 50 of this proxy statement.

The Board believes it is desirable to continue to have equity-based awards available for grant to employees, directors and advisory board members of the Company and its subsidiaries. The equity-based awards authorized by the 2008 Plan are intended to align the interests of participants with those of the Company’s shareholders by providing participants with a proprietary interest in pursuing the long-term growth and financial success of the Company. The 2008 Plan will make Common Shares available for a variety of equity-based awards, which will allow the Company to choose the incentives most appropriate to individual circumstances and most likely to benefit the Company and its shareholders.

The following is a summary of the material terms of the 2008 Plan and is qualified in its entirety by reference to the full text of the 2008 Plan, a copy of which is attached hereto as Appendix A. All capitalized terms which are not defined in this summary are defined in the 2008 Plan.

Purpose

The 2008 Plan is intended to advance the interests of the Company and its shareholders by offering employees, directors and advisory board members of the Company and its subsidiaries an opportunity to acquire or increase their ownership interest in the Company through grants of equity-based awards. The 2008 Plan will permit equity-based Awards to be used to attract, motivate, reward and retain highly competent individuals upon whose judgment, initiative, leadership and efforts are key to the success of the Company by encouraging those individuals to become shareholders of the Company.

Effective Date and Expiration of the 2008 Plan

The 2008 Plan was adopted by the Board effective January 17, 2008, subject to approval by the shareholders of the Company. Unless earlier terminated by the Board, the 2008 Plan will terminate on the earlier of January 16, 2008, or the date on which all Common Shares available for issuance under the 2008 Plan have been issued pursuant to the exercise or settlement, as applicable, of Awards granted under the 2008 Plan. No Awards may be granted under the 2008 Plan after its termination date, but Awards granted prior to the termination date may extend beyond that date.

Administration of the 2008 Plan

The Compensation Committee is responsible for the administration of the 2008 Plan, including the selection of participants to receive Awards and the determination of the type of Award granted to each participant, the level of participation of each participant and the other terms and conditions applicable to Awards. However, any grant of an Award to a Director who is not an employee of the Company or any of its subsidiaries must be approved by the full Board.

The Compensation Committee has full power and authority to interpret the 2008 Plan and make all other determinations necessary or advisable for the administration of the 2008 Plan. Any action or determination by the Compensation Committee will be final and binding with respect to the interpretation and application of the 2008 Plan and any Awards made under it.

Eligibility and Participation

All Employees and Directors are eligible to participate in the 2008 Plan. For purposes of the 2008 Plan, an “Employee” means any person, including an executive officer, who is employed by the Company or any of its subsidiaries, and a “Director” means any person (i) who is a member of the Board of the Company, a member of the board of directors of a subsidiary of the Company, or a member of an advisory board who is appointed by the Board and (ii) who is not an Employee. Employees and Directors may be granted Nonqualified Stock Options, SARs and Restricted Stock Awards under the 2008 Plan, while only Employees may be granted Incentive Stock Options under the 2008 Plan.

As of the date of this proxy statement, no determination has been made regarding the identity of the individuals to whom Awards may be granted. The Company estimates that approximately 85 employees of the Company and its subsidiaries will be eligible to receive Awards, including the executive officers of the Company named in the Summary Compensation Table on page 20. In addition, assuming four directors are elected at the Annual Meeting, there will be ten non-employee directors of the Company. As of the date of this proxy statement, an additional three individuals served as non-employee directors of the Company’s subsidiaries and 14 individuals served as members of the Company’s Advisory Board.

Awards under the 2008 Plan will be granted in the discretion of the Compensation Committee (subject to the approval of the full Board with respect to Awards granted to Directors), and may not be reflective of past awards granted under the 1997 Plan.

Common Shares Available Under the 2006 Plan

Subject to certain adjustments as described below under “Adjustments to Awards,” a maximum of 250,000 Common Shares of the Company will be authorized for issuance to participants pursuant to Awards under the 2008 Plan. Common Shares issued under the 2008 Plan may be authorized but unissued Common Shares or Common Shares previously issued and thereafter acquired by the Company (i.e., treasury shares). Common Shares with respect to which an Award is exercised or settled under the 2008 Plan will not again be available for grant under the 2008 Plan. However, to the extent an Award granted under the 2008 Plan expires, terminates or is canceled without being wholly exercised or settled, the Common Shares subject to that Award will no longer be charged against the maximum share limitation and may again be made subject to Awards under the 2008 Plan.

Types of Plan Awards

Options

The 2008 Plan authorizes the grant of Incentive Stock Options within the meaning of Section 422 of the Code, and Nonqualified Stock Options (collectively, the “Options”). An Option gives a participant the right to buy a specified number of Common Shares for a fixed price per share (i.e., the exercise price) during a fixed period of time. Options granted to Employees under the 2008 Plan may be either Incentive Stock Options or Nonqualified Stock Options, while Directors may only receive Nonqualified Stock Options.

The Compensation Committee will determine the terms and conditions of each Option Award, including the type of Option (i.e., Incentive Stock Option or Nonqualified Stock Option), the number of Common Shares subject to the Option, the term of the Option (which may not exceed ten years), the vesting periods of the Option and the other terms and conditions applicable to the Award. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. The Compensation Committee may, under certain circumstances, accelerate the vesting of Options.

The exercise price of each Option will be determined by the Compensation Committee, but may not be less than the fair market value of a Common Share on the date the Option is granted. Generally, the “fair market value” is the closing price of the Common Shares on NASDAQ on the particular date in question. On February 19, 2008, the fair market value of a Common Share, as determined by the closing price on NASDAQ, was $[_____].

Any Options granted under the 2008 Plan that are intended to qualify as Incentive Stock Options will be subject to the requirements of Section 422 of the Code, including the requirements that only employees of the Company or its subsidiaries are eligible to receive Incentive Stock Options and the aggregate fair market value (determined as of the date of grant) of the Common Shares subject to Incentive Stock Options that are exercisable by a participant for the first time in any calendar year may not exceed $100,000.

Once an Option vests, the Option may be exercised at any time during the term of the Option in such manner as specified in the applicable award agreement and upon written notice to the Company in the manner specified by the Compensation Committee. The exercise price of an Option must be paid in full at the time of exercise by delivering to the Company (i) a check in the amount of the exercise price, (ii) previously acquired Common Shares having a total fair market value equal to the exercise price, or (iii) any combination of the foregoing.

A participant holding an Option has no rights as a shareholder of the Company with respect to the Common Shares subject to the Option until he or she has exercised the Option and paid the exercise price in full and the underlying Common Shares have been recorded on the Company’s official shareholder records as having been issued and transferred.

Stock Appreciation Rights (SARs)

SARs entitle the participant, upon settlement, to receive a payment based on the excess of the fair market value of the Common Shares on the date of exercise over the exercise price of the SARs. SARs may be granted on a stand-alone basis or in tandem with another Award. A stand-alone SAR is a SAR that is not associated with any other Award. A tandem SAR is a SAR that is granted in association with an Option, is subject to the same terms and conditions that apply to the Option and may be exercised instead of the Option (in which case the Option is cancelled) or expires if the Option is exercised.

The Compensation Committee will determine the terms and conditions of each SAR Award, including the number of SARs subject to the Award, the term of the SAR (which may not exceed ten years), the vesting requirements of the SAR and the other terms and conditions applicable to the Award. The exercise price of a SAR will also be determined by the Compensation Committee, but may not be less than the fair market value of a Common Share on the date the SAR is granted. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. The Compensation Committee may, under certain circumstances, accelerate the vesting of SARs.

SARs will be settled in cash or Common Shares, as determined by the Compensation Committee. A participant holding SARs will have no rights as a shareholder of the Company with respect to the SARs unless and until the participant receives Common Shares in settlement of the SARs (and such Common Shares have been recorded on the Company’s official records as having been issued and transferred).

Restricted Stock

An Award of Restricted Stock consists of Common Shares that are issued subject to restrictions on transferability and risk of forfeiture if vesting requirements are not met. The Compensation Committee will determine the terms and conditions of each Award of Restricted Stock, including the number of shares of Restricted Stock subject to the Award, the vesting requirements of the Restricted Stock and the other terms and conditions applicable to the Restricted Stock.

The vesting requirements of the Restricted Stock may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. In general, if the vesting requirements are not met before the end of the restriction period or if a participant terminates service for any reason other than death, Disability or Retirement before the Restricted Stock vests, the Restricted Stock will be forfeited. The Compensation Committee may, under certain circumstances, accelerate the vesting of Restricted Stock.

During the restriction period, the Compensation Committee may require that the share certificate(s) representing the Restricted Stock be held in escrow by the Company or that the Common Shares be issued to the participant in the form of certificates bearing a legend describing the restrictions imposed on the shares. If the vesting requirements are met during the restriction period, unlegended share certificate(s) (or other representation of title) for the Common Shares will be released from escrow and distributed to the participant or any restrictions described on the certificates removed.

Subject to the vesting requirements and restrictions on transferability specified in the award agreement, a participant receiving Restricted Stock will have, with respect to the Restricted Stock, the same rights as a shareholder of the Company, including all voting and dividend rights, during the restriction period. However, if any dividends are paid in Common Shares, those Common Shares will be subject to the same restrictions on transferability and risk of forfeiture that apply to the Restricted Stock with respect to which they were issued.

Effect of Termination on Awards

Unless otherwise specified in the applicable award agreement, the following rules apply to all Awards granted under the 2008 Plan:

Death or Disability

If a participant’s service as an Employee or a Director terminates due to his death or Disability before the expiration of the Awards held by the participant:

•
all Options and SARs, whether or not then exercisable, then held by the participant will be exercisable by the participant or the participant’s executor, administrator, participant or beneficiary at any time before the earlier of the normal date of expiration of the Options and SARs, as applicable, or one year following the participant’s death or Disability; and

•	all Restricted Stock then held by the participant will be fully vested.

Retirement

If a participant’s service as an Employee or a Director terminates due to the participant’s Retirement before the expiration of the Awards held by the Participant:

•
all Options and SARs, whether or not then exercisable, then held by the participant will be exercisable by the participant at any time before the earlier of the normal date of expiration of the Options and SARs, as applicable, or one year following the participant’s Retirement; however, an Incentive Stock Option that is not exercised within three months after the participant’s Retirement date will be treated as a Nonqualified Stock Option; and

•	all Restricted Stock then held by the participant will be fully vested.

Under the 2008 Plan, the term “Retirement” means a voluntary termination by the participant after attaining the age of 62 and completing five years of service to the Company or a subsidiary of the Company.

Other Termination of Service

If a participant’s service as an Employee or a Director terminates for any reason, other than his or her death, Disability or Retirement, before the expiration of the Awards held by the participant:

•	all unexercisable Options and SARs and all unvested Restricted Stock then held by the participant will be forfeited and become null and void on the date of termination; and

•
all exercisable Options and SARs then held by the participant will terminate on the earlier of the normal date of expiration of the Options and SARs, as applicable, or 30 days following the date of termination.

If a participant serves as both an Employee and a Director, the date of termination for purposes of the participant’s Nonqualified Stock Options, SARs and Restricted Stock will be the date the participant ceases to be both a Director and an Employee.

Effect of Change in Control

If an Applicable Event occurs, then the Compensation Committee may determine, in the applicable award agreement or otherwise in its discretion, to cause all Awards to become fully vested and exercisable immediately prior to such change in control or other Applicable Event. In addition, the 2008 Plan permits the Compensation Committee, in its discretion, to (i) cancel any outstanding Awards for the Change in Control Price, (ii) cancel any outstanding Awards in exchange for substitute Awards on substantially similar terms, or (iii) provide that any outstanding Options or SARs will be exercisable for a period of at least 15 days prior to the change in control or other Applicable Event, after which the Options and SARs will terminate.

Under the 2008 Plan, the term “Applicable Event” includes any of the following:

•
Any person or group becomes the beneficial owner, directly or indirectly, of or acquires the power to direct, directly or indirectly, the exercise of voting power with respect to securities which represent 50% or more of the combined voting power of the Company’s outstanding securities.

•
The Company is merged or consolidated with or into another entity and the Company is not the surviving entity or securities of the Company are converted into cash, securities or other property of anther entity, other than a merger or consolidation in which the shareholders of the Company continue to own the same proportionate interest in the surviving entity as they owned in the Company immediately before the merger or consolidation.

•	The shareholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company’s assets (or any transaction having a similar effect).

Amendment and Termination

The Board, in its discretion, may amend or modify the plan at any time without shareholder approval, except to the extent that shareholder approval is required to comply with the Exchange Act, the Code or the listing requirements of NASDAQ or any other securities exchange on which the Company’s securities are then listed or traded. No amendment or modification of the 2008 Plan may be made by the Board that would reduce the number of Common Shares underlying any outstanding Awards granted to any participant or adversely change the terms and conditions of any outstanding Award without the participant’s consent.

Adjustments to Awards

In the event of any share dividend, share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting the Common Shares, the Compensation Committee will appropriately adjust the following:

•	the number of Common Shares available for the grant of Awards or subject to outstanding Awards under the 2008 Plan (as well as any stock-based limits imposed under the 2008 Plan);

•	the exercise price, number of Common Shares and other limitations applicable to outstanding Awards; and

•	any other factors, limits or terms affecting any outstanding Awards.

U.S. Federal Tax Consequences

The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the 2008 Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income and employment tax laws.

Incentive Stock Options

Incentive Stock Options are intended to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an Incentive Stock Option is granted and the Company will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an Incentive Stock Option provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the grant date of the Incentive Stock Option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to disability).

If the participant does not sell or otherwise dispose of the Common Shares acquired upon the exercise of an Incentive Stock Option within two years from the grant date of the Incentive Stock Option or within one year after he or she receives the Common Shares, then, upon disposition of such Common Shares, any amount recognized in excess of the exercise price will be taxed to the participant as a capital gain, and the Company will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount recognized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the Common Shares in an amount equal to the lesser of (i) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount recognized upon disposition of the Common Shares over the exercise price, and the Company will be entitled to a corresponding deduction. Any amount recognized in excess of the value of the Common Shares on the date of exercise will be capital gain. If the amount recognized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount recognized upon the disposition of the Common Shares.

The rules that generally apply to Incentive Stock Options do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from Incentive Stock Options.

Nonqualified Stock Options

A participant will not recognize taxable income when a Nonqualified Stock Option is granted and the Company will not receive a deduction at that time. However, when a Nonqualified Stock Option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Common Shares that the participant purchased on the date of exercise over the aggregate exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses Common Shares or a combination of Common Shares and cash to pay the exercise price of a Nonqualified Stock Option, the participant will recognize ordinary income equal to the value of the excess of the number of Common Shares that he or she purchases over the number of Common Shares he or she surrenders, less any cash used to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When a Nonqualified Stock Option is exercised, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a Nonqualified Stock Option is greater than the fair market value of those Common Shares when the participant exercised the Nonqualified Stock Option, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after he or she acquired them by exercising the Nonqualified Stock Option. Conversely, if the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising a Nonqualified Stock Option is less than the fair market value of those Common Shares when the participant exercised the Nonqualified Stock Option, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after he or she acquired them by exercising the Nonqualified Stock Option.

Stock Appreciation Rights

A participant will not recognize any taxable income when a SAR is granted and the Company will not receive a deduction at that time. However, when a SAR is exercised, a participant will recognize ordinary income equal to the cash and/or fair market value of the Common Shares actually received in settlement of the SAR. This same amount will be subject to employment taxes, including social security and Medicare taxes. The Company will be entitled to a deduction equal to the ordinary income that the participant recognizes at that time.

If the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising the SARs is greater than the fair market value of those Common Shares when the participant exercised the SARs, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after he or she acquired them by exercising the SARs. Conversely, if the amount a participant receives upon disposition of the Common Shares that the participant acquired by exercising the SARs is less than the fair market value of those Common Shares when the participant exercised the SARs, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after he or she acquired them by exercising the SARs.

Restricted Stock

Unless a participant makes an election under Section 83(b) of the Code, the participant generally will not recognize taxable income when Restricted Stock is granted, and the Company will not receive a deduction at that time. Instead, when the Restricted Stock vests (i.e., the underlying Common Shares become freely transferable and no longer subject to a substantial risk of forfeiture), a participant will recognize ordinary income equal to the fair market value of the underlying Common Shares at such time, less any consideration paid for the Restricted Stock. The same amount will be subject to employment taxes, including social security and Medicare taxes. The Company generally will be entitled to a deduction equal to the ordinary income that the participant recognizes.

If the amount a participant receives upon disposition of these Common Shares is greater than the fair market value of the Common Shares when the Restricted Stock vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the Restricted Stock vested. Conversely, if the amount the participant receives upon disposition of these Common Shares is less than the fair market value of the Common Shares when the Restricted Stock vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the Restricted Stock vested.

If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the Common Shares subject to the Restricted Stock Award on the grant date, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time. The same amount will be subject to employment taxes, including social security and Medicare taxes. However, if a participant makes a Section 83(b) election, the participant will not recognize taxable income when (and if) the Restricted Stock vests. If the Restricted Stock does not ultimately vest, the participant may not take a tax deduction in connection with the forfeiture of the Restricted Stock subject to a Section 83(b) election.

If a participant who has made a Section 83(b) election earns the Common Shares subject to a Restricted Stock Award, any appreciation between the grant date and the date the participant disposes of the Common Shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the Common Shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these Common Shares is less than the fair market value of the Common Shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Common Shares for more than one year after the grant date.

Sections 280G and 4999

Sections 280G and 4999 of the Code impose penalties on “excess parachute payments.” An excess parachute payment occurs when payments are made to a “disqualified individual” (as defined under Section 280G of the Code) in connection with a change in control in an amount equal to or greater than 300% of the recipient’s taxable compensation averaged over the five calendar years ending before the change in control (or over the entire period of employment if the participant has been employed less than five calendar years). This average is called the “base amount.”

Some participants in the 2008 Plan may receive payments in connection with a change in control. If this happens, the value of those participants’ payments from the 2008 Plan must be combined with other payments that the participant is entitled to receive in connection with a change in control under other agreements or plans with the Company or any its subsidiaries. If the participant is a disqualified individual and the combined value of all payments is equal to or greater than 300% of the base amount, the participant must pay a 20% excise tax on all amounts in excess of 100% of the base amount. This tax is in addition to other federal, state and local income, wage and employment taxes. The Company may not deduct the amount of any excess parachute payment.

Section 409A

Section 409A of the Code, which became effective January 1, 2005, imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% excise tax on amounts that are subject to, but do not comply with, Section 409A of the Code. Section 409A of the Code includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. It is intended that the Awards granted under the 2008 Plan will comply with or be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service).

Awards Proposed to be Granted Under the 2008 Plan

No benefits or amounts have been granted, awarded or received under the 2008 Plan. Because Awards under the 2008 Plan are discretionary, no Awards are determinable at this time.

Recommendation and Vote

Shareholder approval of the 2008 Plan requires the affirmative vote of the holders of a majority of the Common Shares voted on the proposal. Broker non-votes will not be treated as votes cast. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

Common Shares represented by properly executed and returned proxy cards will be voted as specified or, if no instructions are given (except in the case of broker non-votes), will be voted “FOR” the approval of the 2008 Plan.

Your Board Recommends That Shareholders
Vote FOR the Proposal to Approve the 2008 Plan

Equity Compensation Plan Information

The 1997 Plan was approved by the shareholders of the Company at the 1997 Annual Meeting of Shareholders. The following table shows, as of December 31, 2007, the number of Common Shares issuable upon exercise of outstanding stock options, the weighted-average exercise price of those stock options, and the number of Common Shares remaining for future issuance under the 1997 Plan (excluding Common Shares issuable upon exercise of outstanding stock options):

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) )

Equity compensation plans approved by security holders	340,979 (1)	$12.86	N/A (2)

Equity compensations plans not approved by security holders	N/A	N/A	N/A
__________________________

(1)
Does not include “tandem” SARs awarded under the 1997 Plan in connection with the grant of the same number of nonqualified stock options. A total of 28,000 “tandem” SARs, with a weighted-average exercise price of $13.68, were outstanding as of December 31, 2007.

(2)	The 1997 Plan expired in accordance with its terms on March 12, 2007, and no additional stock options, stock appreciation rights or other awards may be granted under the 1997 Plan.

AUDIT COMMITTEE DISCLOSURE

Role of the Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is comprised solely of independent directors. The specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter and described under the heading “MEETINGS AND COMMITTEES OF THE BOARD-Committees of the Board-Audit Committee” beginning on page 11 of this proxy statement.

Management is responsible for the Company’s consolidated financial statements and the accounting and financial reporting processes of the Company, including the establishment and maintenance of adequate internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing its report on the Company’s consolidated financial statements.

Appointment of Independent Registered Public Accounting Firm

BKD, LLP (“BKD”) has been the Company’s independent auditor/independent registered public accounting firm since November 2002, and served as the Company’s independent registered public accounting firm for the 2007 fiscal year. Representatives of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

In the fourth quarter of 2007, the Audit Committee accepted Requests for Proposals for the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. As of the date of this proxy statement, the Audit Committee had not yet made its selection.

Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accouting firm in order to assure that they do not impair the independent registered public accouting firm’s independence from the Company. The SEC’s rules specify the types of non-audit services that an independent registered public accouting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accouting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Company’s independent registered public accounting firm.

The pre-approval of audit and non-audit services and fees of the independent registered public accouting firm may be documented by a member of the Audit Committee signing annual or periodic engagement letters that define in general terms the type of services to be provided and the range of fees that are considered acceptable for such services, or as otherwise documented in the minutes of the Audit Committee meetings. The actual compensation paid to the independent registered public accounting firm for all such pre-approved services and fees is reported to the Audit Committee on at least a quarterly basis. All services rendered by BKD during the 2007 fiscal year were pre-approved by the Audit Committee.

Services of the Independent Registered Public Accounting Firm for the 2007 Fiscal Year

During the fiscal years ended December 31, 2007 and 2006, the Company paid the following amounts to BKD for audit, audit-related, tax and other services rendered:

	2007	2006

Audit Fees (1)	$142,110	$154,395
Audit-Related Fees (2)	81,199	46,597
Tax Fees (3)	29,540	27,275
All Other Fees	--	--
TOTAL	$252,849	$228,267

(1)
Audit fees consist of fees for the audit of the Company’s annual financial statements, review of interim condensed financial statements included in the Company’s Quarterly Reports on Form 10-Q, audit procedures with respect to acquisitions during the year, and services in connection with statutory and regulatory filings including annual reports on Form 10-K and registration statements on Form S-4.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include SAS 70 service auditors reports and consultations concerning financial and reporting matters related to acquisitions.

(3)	Tax fees consist of fees for tax return preparation services and tax planning advice.

AUDIT COMMITTEE REPORT

In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for the year ended December 31, 2007, the Audit Committee:

•	reviewed and discussed the Company’s audited financial statements with management;

•
discussed with BKD, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from BKD, the Company’s independent registered public accounting firm, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and discussed with BKD the independent auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company (and the Board of Directors has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

THE AUDIT COMMITTEE Robert A. Fawcett, Jr. Thomas M. Callan Richard L. Hardgrove Rita A. Kissner, Chairperson

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals by shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company no later than November 5, 2008, to be eligible for inclusion in the Company’s proxy card, notice of meeting and proxy statement relating to the 2009 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with the applicable rules and regulations of the SEC. The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2009 Annual Meeting of Shareholders, and does not notify the Corporate Secretary of the Company of the proposal by January 19, 2009, the proxies solicited by the Board for use at the 2009 Annual Meeting may be voted on the proposal, without any discussion of the proposal in the Company’s proxy statement for the 2009 Annual Meeting. In each case, written notice must be given to the Corporate Secretary of the Company at the following address: Keeta J. Diller, Corporate Secretary, 401 Clinton Street, Defiance, Ohio 43512.

Shareholders desiring to nominate candidates for election as directors at the 2008 Annual Meeting must follow the procedures described under the heading “CORPORATE GOVERNANCE-Nominating Procedures” beginning on page 8 of this proxy statement.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to any shareholder, upon the written request of such shareholder, a copy of the Company’s Annual Report on Form 10-K required to be filed under the Exchange Act for the Company’s fiscal year ended December 31, 2007. Such written request should be directed to Valda Colbart, Investor Relations Officer, Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512.

DELIVERY OF PROXY MATERIALS TO MULTIPLE SHAREHOLDERS
SHARING THE SAME ADDRESS

Annually, the Company provides each registered shareholder at a shared address, not previously notified, with a separate notice of the Company’s intention to “household” proxy materials. Only one copy of the Company’s proxy statement for the Annual Meeting and Annual Report to Shareholders for the 2007 fiscal year is being delivered to previously notified multiple registered shareholders who share an address unless the Company has received contrary instructions from one or more of the shareholders. A separate proxy card and a separate Notice of Annual Meeting of Shareholders is being included for each account at the shared address.

Registered shareholders who share an address and would like to receive a separate Annual Report to Shareholders for the 2007 fiscal year and/or a separate proxy statement for the Annual Meeting delivered to them, or have questions regarding the householding process, may contact Valda Colbart, Investor Relations Officer, by calling 800-273-5820, or forwarding a written request addressed to Rurban Financial Corp., Attention: Valda Colbart, Investor Relations Officer, 401 Clinton Street, Defiance, Ohio 43512. Promptly upon request, additional copies of the Annual Report to Shareholders for the 2007 fiscal year and/or a separate proxy statement for the Annual Meeting will be sent. By contacting Valda Colbart, registered shareholders sharing an address can also (i) notify the Company that the registered shareholders wish to receive separate annual reports to shareholders and/or proxy statements in the future or (ii) request delivery of a single copy of annual reports to shareholders or proxy statements in the future if they are receiving multiple copies.

Beneficial shareholders, who hold Common Shares through a broker, financial institution or other record holder, should contact their broker, financial institution or other record holder for specific information on the householding process as it applies to their accounts.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no other business to be presented for action by the shareholders at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented at the Annual Meeting, or at any adjournment of the Annual Meeting, the persons named as proxies in the enclosed proxy card solicited by the Board will vote the Common Shares represented by such proxy card on such matters in accordance with their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

March 5, 2008	By Order of the Board of Directors,
Kenneth A. Joyce President and Chief Executive Officer

APPENDIX A

RURBAN FINANCIAL CORP.
2008 STOCK INCENTIVE PLAN

ARTICLE I
Definitions

Section 1.1 Definitions. As used herein, the following terms shall have the meaning set forth below, unless the context clearly requires otherwise:

(a)	“Applicable Event” shall mean:

(i) Any “person,” including a “group” (as such terms are used in Subsections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder, but excluding the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of, or acquires the power to direct, directly or indirectly, the exercise of voting power with respect to, securities which represent 50% or more of the combined voting power of the Company’s outstanding securities thereafter;

(ii) The Company is merged or consolidated with or into another entity, in which the Company is not the continuing or surviving entity, or pursuant to which any securities of the Company would be converted into cash, securities or other property of another entity, other than a merger or consolidation in which holders of the securities of the Company immediately prior to the merger or consolidation have the same proportionate ownership of securities of the surviving entity immediately after the merger or consolidation as they had of securities of the Company immediately before the merger or consolidation; or

(iii) The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(b)	“Award” shall mean any Option, Restricted Stock or Stock Appreciation Right granted under the Plan.

(c)	“Award Agreement” shall mean an agreement between the Company and a Participant that describes the terms and conditions of each Award.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)
“Change in Control Price” shall mean the price (or other property) per share of Stock paid in conjunction with any transaction resulting in an Applicable Event or, in the case of an Applicable Event occurring solely by reason of events not related to a transfer of Stock, the Fair Market Value of a share of Stock on the last trading day before the Applicable Event occurs.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)	“Committee” shall mean the Compensation Committee of the Board.

(h)	“Company” shall mean Rurban Financial Corp.

(i)
“Director” shall mean an individual (i) who is a member of the Board, a member of the Board of Directors of a Subsidiary, or a member of an advisory board who is appointed by the Board and (ii) who is not an Employee.

(j)	“Disability” shall mean:

(i)	With respect to Incentive Stock Options, disability as defined in Section 22(e)(3) of the Code; and

(ii)
With respect to any other Award, a physical or mental impairment that renders a Participant incapable of performing the essential functions of his job on a full-time basis, taking into account any reasonable accommodation required by law, as determined by a physician who is selected by the Committee, for a period greater than 180 days.

(k)	“Effective Date” shall mean, with respect to the Plan, the date specified in Section 2.3 as the Effective Date.

(l)	“Employee” shall mean any person, including an executive officer, who is employed by the Company or any of its Subsidiaries.

(m)	“Fair Market Value” shall mean the value of a share of Stock on any relevant date, determined as follows:

(i)	If the Stock is traded on an exchange, the reported “closing price” on the relevant date if it is a trading day or, otherwise, on the next trading day;

(ii)
If the Stock is not traded on an exchange but is traded over-the-counter on a quotation system, the reported “closing price,” if reported, or if there is no reported “closing price,” the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day, or otherwise, on the next trading day; or

(iii)	If neither subparts (i) or (ii) of this definition apply:

(1) With respect to any Incentive Stock Option, fair market value within the meaning of Section 422 of the Code;

(2) With respect to any Award that is subject to Section 409A of the Code or any Nonqualified Stock Option or Stock Appreciation Right, fair market value shall be determined by the reasonable application of a reasonable valuation method within the meaning of Treasury Regulation §1.409A-1(b)(5)(iv)(B); and

(3) With respect to any other Award, fair market value shall be determined by application of such reasonable valuation methods as the Committee shall adopt or apply.

(n)
“Incentive Stock Option” shall mean an Option to purchase shares of Stock which is designated as an Incentive Stock Option by the Committee and is intended to meet the requirements of Section 422 of the Code.

(o)	“Nonqualified Stock Option” shall mean an Option to purchase shares of Stock which is not an Incentive Stock Option.

(p)
“Option” shall mean an option to purchase shares of Stock granted pursuant to the provisions of the Plan. Options granted under the Plan shall be either Nonqualified Stock Options or Incentive Stock Options.

(q)	“Participant” shall mean a Director or Employee to whom an Award has been granted under the Plan.

(r)	“Plan” shall mean the Rurban Financial Corp. 2008 Stock Incentive Plan, the terms of which are set forth herein and in any amendment which may be made hereto.

(s)	“Restricted Stock” shall mean a share of Stock granted to a Participant pursuant to Article VIII of the Plan.

(t)	“Retirement” shall mean a voluntary termination by the Participant after (i) attaining the age of 62 and (ii) completing five years of service to the Company or a Subsidiary.

(u)
“Stock” shall mean the common shares, without par value, of the Company or, in the event that the outstanding shares of Stock are changed into or exchanged for different shares or securities of the Company or some other entity, such other shares or securities.

(v)
“Stock Appreciation Right” shall mean a right to receive an amount equal to the excess of the Fair Market Value on the exercise date over the Fair Market Value on the date the Stock Appreciation Right is granted pursuant to the provisions of the Plan.

(w)	“Subsidiary” shall mean:

(i)	With respect to an Incentive Stock Option, a “subsidiary corporation” as defined in Section 424(f) of the Code; and

(ii)	With respect to any other Award, any person with whom the Company would be considered to have a controlling interest, as defined in Treasury Regulation §1.409A-1(b)(5)(iii)(E)(1).

ARTICLE II
The Plan

Section 2.1 Name. The Plan shall be known as the “Rurban Financial Corp. 2008 Stock Incentive Plan.”

Section 2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Directors and Employees an opportunity to acquire or increase their proprietary interest in the Company by the grant to such persons of Awards under the terms set forth herein. By encouraging such persons to become owners of the Company, the Company seeks to attract, motivate, reward and retain those highly competent individuals upon whose judgment, initiative, leadership and efforts are key to the success of the Company.

Section 2.3 Effective Date and Termination of Plan. The Plan shall become effective upon the affirmative vote of the Board on January 16, 2008 (the “Effective Date”); provided, however, that if the Plan is not approved by the shareholders of the Company within twelve (12) months following such adoption, the Plan and all outstanding Awards, if any, shall be deemed null and void and shall be of no force or effect. No Awards granted under the Plan may be exercised prior to approval of the Plan by the shareholders of the Company. The Plan shall terminate upon the earliest of (a) January 16, 2018; (b) the date on which all Stock available for issuance under the Plan has been issued pursuant to the exercise or settlement, as applicable, of Awards granted hereunder or with respect to which payments have been made upon the exercise of Stock Appreciation Rights or other rights; or (c) the determination of the Board that the Plan shall terminate. No Awards may be granted under the Plan after such termination date, provided that the Awards granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the Award Agreements evidencing such Awards.

ARTICLE III
Administration

Section 3.1 Administration.

(a)
The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have sole discretion and authority to determine from time to time the individuals to whom Awards may be granted, the number of shares of Stock to be subject to each Award, the period during which each Option or Stock Appreciation Right may be exercised, the price at which each Option or Stock Appreciation Right may be exercised, and the terms and conditions of any Award.

(b)
Meetings of the Committee shall be held at such times and places as shall be determined from time to time by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the Committee shall decide any question brought before the meeting. In addition, the Committee may take any action otherwise proper under the Plan by the execution of a written action, taken without a meeting, and signed by all of the members of the Committee.

(c)
All questions of interpretation and application with respect to the Plan or Awards granted thereunder shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

(d)
The Committee shall have the sole discretion and authority to determine whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option; provided that Incentive Stock Options may be granted only to persons who are Employees.

(e)	Notwithstanding any provision contained herein, a grant of an Award to a Director must be approved by the full Board.

(f)
Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation or regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

Section 3.2 Company Assistance. The Company and its Subsidiaries shall supply full and timely information to the Committee on all matters relating to eligible Employees, their employment, death, Retirement, Disability or other termination of employment and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE IV
Participants

Section 4.1 Eligibility. Directors and Employees shall be eligible to participate in the Plan. The Committee may grant Awards to any eligible individual subject to the provisions of Sections 3.1(e) and 5.1.

ARTICLE V
Shares of Stock Subject to Plan

Section 5.1 Grant of Awards and Limitations.

(a)	Grant of Awards. The Committee shall designate the Employees and Directors eligible to receive Awards and the number of shares of Stock subject to such Awards.

(b)
Stock Available for Awards. Subject to adjustment pursuant to the provisions of Section 11.4 hereof, the aggregate number of shares of Stock with respect to which Awards may be granted during the term of the Plan shall not exceed 250,000. Shares with respect to which Awards may be granted may be either authorized and unissued shares of Stock or shares of Stock issued and thereafter acquired by the Company.

(c)
Incentive Stock Options. In the case of Incentive Stock Options, the aggregate Fair Market Value of the shares of Stock (under all plans of the Company and all of its Subsidiaries), with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, may not exceed $100,000. Such Options that exceed $100,000 shall be treated as Nonqualified Stock Options. The maximum number of shares of Stock that may be granted under the Plan through the exercise of Incentive Stock Options shall be 250,000.

Section 5.2 Awards Under the Plan. Shares of Stock with respect to which an Award granted hereunder shall have been exercised or settled, as applicable, shall not again be available for grant hereunder. If Awards granted hereunder shall expire, terminate or be canceled for any reason without being wholly exercised or settled, as applicable, new Awards may be granted hereunder covering the number of shares of Stock to which such Award’s expiration, termination or cancellation relates.

ARTICLE VI
Options

Section 6.1 Grant of Options. Subject to the terms, restrictions and conditions specified in the Plan and the associated Award Agreement, the Committee may grant Nonqualified Stock Options and Incentive Stock Options to Employees and Nonqualified Stock Options to Directors at any time during the term of the Plan. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of all of the members of the Committee or the Board, as applicable, and by a written Award Agreement in such form as the Committee shall approve from time to time. The Award Agreement shall set forth such terms and conditions of the Option as may be determined by the Committee, consistent with the Plan.

Section 6.2 Exercise Price. The exercise price of the Stock subject to an Option shall not be less than the Fair Market Value on the date the Option is granted; provided, however, that the exercise price for an Incentive Stock Option granted to a Participant who owns or who is deemed to own shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Subsidiary as determined under Section 422 of the Code (a “10 Percent Owner”), shall not be less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted.

Section 6.3 Option Grant and Exercise Periods. No Option may be granted after the tenth anniversary of the Effective Date. The period for exercise of each Option shall be determined by the Committee, but in no instance shall such period extend beyond the tenth anniversary of the date of grant of the Option. The period of exercise for each Incentive Stock Option granted to a 10 Percent Owner may not be more than 5 years from the date of grant of the Option.

Section 6.4 Option Exercise.

(a)
Subject to Section 6.4(b) and such terms and conditions as may be determined by the Committee in its sole discretion upon the grant of an Option, an Option may be exercised in whole or in part (but with respect to whole shares only) and from time to time by delivering to the Company at its principal office written notice of intent to exercise the Option with respect to a specified number of shares of Stock.

(b)
Options shall be exercisable according to respective vesting schedules set forth in each Award Agreement as determined by the Committee. At the discretion of the Committee, all or a portion of Options previously granted to a Participant can be amended to reduce the vesting schedule or immediately 100% vest such Options.

(c)
Subject to such terms and conditions as may be determined by the Committee in its sole discretion upon grant of any Option, payment for the shares of Stock to be acquired pursuant to exercise of the Option shall be made as follows:

(1)
By delivering to the Company at its principal office a check payable to the order of “Rurban Financial Corp.” in the amount of the exercise price for the number of shares of Stock with respect to which the Option is then being exercised; or

(2)
By tendering to the Company shares of Stock owned by the Participant for at least six months prior to the date the Option is exercised (or such other period acceptable under the generally accepted accounting principles) having an aggregate Fair Market Value as of the date of exercise equal to the exercise price for the number of shares of Stock with respect to which the Option is then being exercised; or

(3)	By any combination of payments delivered pursuant to paragraphs (c)(1) and (c)(2) above.

Section 6.5 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any share of Stock subject to such Option prior to the exercise of the Option and the purchase of such shares of Stock.

ARTICLE VII
Stock Appreciation Rights

Section 7.1 Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights to Participants at any time during the term of the Plan, either alone or in tandem with other Awards. Such Stock Appreciation Rights shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Such Award Agreements shall comply with, and be subject to, the following terms and conditions:

(a)	Exercise Price. The exercise price of a Stock Appreciation Right may not be less than 100% of the Fair Market Value on the date of grant.

(b)
Period and Exercise. The Award Agreement will specify the period over which a Stock Appreciation Right may be exercised and the terms and conditions that must be met before it may be exercised; provided, however, that an Award Agreement may not permit the Stock Appreciation Right to be exercisable more than 10 years after the date of grant. A Participant may exercise a Stock Appreciation Right by giving written notice of exercise on a form acceptable to the Committee specifying the portion of the Stock Appreciation Right being exercised.

(c)
Calculation of Appreciation. Upon the exercise of Stock Appreciation Right, the Participant shall be entitled to receive either (i) cash equal to the excess of the Fair Market Value on the exercise date over the Fair Market Value on the date the Stock Appreciation Right was granted, multiplied by the number shares of Stock with respect to which the Stock Appreciation Right is being exercised (the “Cash Amount”), or (ii) a number of shares of Stock equal to the Cash Amount, divided by the Fair Market Value on the exercise date of the Stock Appreciation Right.

(d)
Payment of Appreciation. The total appreciation available to a Participant from an exercise of a Stock Appreciation Right shall be paid in a single lump sum payment in either cash or shares of Stock, as determined by the Committee.

(e)	Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any share of Stock subject to a Stock Appreciation Right.

ARTICLE VIII
Restricted Stock

Section 8.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock to Participants at any time during the term of the Plan. Such Restricted Stock shall be subject to the terms and conditions that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan. At the Committee’s sole discretion, all shares of Restricted Stock will be held by the Company as escrow agent or issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

Section 8.2 Earning Restricted Stock. Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the terms, restrictions and conditions imposed on the Restricted Stock have lapsed as described in the Award Agreement. Restricted Stock will be (a) forfeited if all terms, restrictions and conditions described in the Award Agreement have not been satisfied or (b) released from escrow and distributed (or any restrictions described in the certificates removed) as soon as practicable after all terms, restrictions and conditions described in the Award Agreement have been satisfied.

Section 8.3 Rights Associated with Restricted Stock. During the applicable period of restriction and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been granted (a) may exercise full voting rights associated with that Restricted Stock and (b) will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

ARTICLE IX
Amendment and Modification of Plan

Section 9.1 Amendment. The Board may from time to time amend or modify or make such changes in and additions to the Plan as it may deem desirable, without further action on the part of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act or any successor rule or regulation; (b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of the NASDAQ Stock Market or any securities exchange on which are listed any of the Company’s equity securities. No such action to amend the Plan shall reduce the then-existing number of Awards granted to any Participant or adversely change the terms and conditions thereof without such Participant’s consent.

ARTICLE X
Withholding

Section 10.1 Tax Withholding. With respect to Employees, the Company shall have the power and the right to deduct or withhold an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. At the discretion of the Committee, a Participant may be permitted to pay to the Company the withholding amount in the form of cash, shares of Stock owned by the Participant for at least the previous six months (or such other period acceptable under the generally accepted accounting principles) or by having the Company withhold shares of Stock from the settlement of the Award. If payment of the withholding amount is made by tendering shares of Stock, the value of the shares of Stock delivered shall equal the Fair Market Value on the day preceding the date of exercise of the Award.

ARTICLE XI
Miscellaneous

Section 11.1 Transferability. During the Participant’s lifetime, any Award may be exercised only by the Participant or any guardian or legal representative of the Participant, and the Award shall not be transferable except by will or the laws of descent and distribution, and with respect to Awards, except Incentive Stock Options, (a) as specifically permitted by and solely to the extent permitted in the Award Agreement, or (b) to an immediate family member, a partnership consisting solely of immediate family members, or trusts for the benefit of immediate family members.

Section 11.2 Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Stock that is unsettled and/or cash that is unpaid in the event of the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and the existence of a beneficiary at the time of the Participant’s death validly designated by the Participant under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a Participant in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Stock and/or cash to the executor or the administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Stock and/or cash credited to the Participant under the Plan.

Section 11.3 Effect of Termination, Death, Disability and Retirement. Unless otherwise specified in the Award Agreement, all Awards will be exercisable or forfeited as described in this Section 11.3:

(a)
Termination. If a Participant’s service as a Director or an Employee terminates for any reason, other than his Retirement, death or Disability, before the date of expiration of the Awards held by such Participant, (i) any Options and Stock Appreciation Rights that are not exercisable and any unvested Restricted Stock shall become null and void on the date of such termination and (ii) all exercisable Options and Stock Appreciation Rights shall terminate on the earlier of (1) the date of expiration of the Options and Stock Appreciation Rights, as applicable, or (2) 30 days following the date of the Participant’s termination. A Participant who terminates employment with the Company, but retains his status as a Director is not considered terminated with respect to Nonqualified Stock Options, Stock Appreciation Rights, and Restricted Stock under this Section 11.3. The date of such termination shall be the date the Participant ceases to be both a Director and an Employee of the Company.

(b)
Death. If a Participant’s service as a Director or an Employee terminates due to his death before the expiration of the Awards held by the Participant, (i) any Options and Stock Appreciation Rights that are not exercisable shall become exercisable, (ii) any outstanding Options and Stock Appreciation Rights shall terminate on the earlier of (1) the date of expiration of the Options and Stock Appreciation Rights, as applicable, or (2) one year following the date of the Participant’s death; and (iii) any unvested Restricted Stock shall become fully vested. The executor, administrator or personal representative of the estate of a deceased Participant, or the person or persons to whom an Award granted hereunder shall have been validly transferred by the executor, the administrator or the personal representative of the Participant’s estate, shall have the right to exercise the Participant’s Option or Stock Appreciation Right or receive the Participant’s Restricted Stock. To the extent that such Options and Stock Appreciation Rights would otherwise be exercisable under the terms of the Plan and the Participant’s Award Agreement, such exercise may occur at any time prior to the termination date specified in this Section 11.3(b).

(c)
Disability. If a Participant’s service as a Director or an Employee terminates due to his Disability before the expiration of the Awards held by the Participant, (i) any Options and Stock Appreciation Rights that are not exercisable shall become exercisable, (ii) any outstanding Options and Stock Appreciation Rights shall terminate on the earlier of (1) the date of expiration of the Options and Stock Appreciation Rights, as applicable, or (2) one year following the date of the Participant’s termination of service due to Disability; and (iii) any unvested Restricted Stock shall become fully vested.

(d)
Retirement. If a Participant Retires before the date of expiration of the Awards held by such Participant, (i) any Options and Stock Appreciation Rights that are not exercisable shall become exercisable, (ii) any outstanding Options and Stock Appreciation Rights shall terminate on the earlier of (1) the date of expiration of the Options and Stock Appreciation Rights, as applicable, or (2) one year following the date of the Participant’s Retirement; provided, however, that an Incentive Stock Option that is not exercised within three months after the date of the Participant’s Retirement shall be treated as a Nonqualified Stock Option; and (iii) any unvested Restricted Stock shall become fully vested.

Section 11.4 Antidilution. If there is a Stock dividend, Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting the Stock, the Committee will appropriately adjust (a) the aggregate number of shares of Stock available for Awards or subject to outstanding Awards (as well as any Stock-based limits imposed under the Plan), (b) the respective exercise price, number of shares of Stock and other limitations applicable to outstanding Awards, and (c) any other factors, limits or terms affecting any outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 11.4 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.

Section 11.5 Applicable Event. In the event an Applicable Event occurs, (a) if determined by the Committee in the applicable Award Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Applicable Event and (b) the Committee may, but shall not be obligated to (i) cancel such Awards for the Change in Control Price or (ii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (iii) provide that for a period of at least fifteen (15) days prior to the Applicable Event, any Options or Stock Appreciation Rights shall be exercisable as to all shares of Stock subject thereto and that upon the occurrence of the Applicable Event, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

Section 11.6 Application of Funds. The proceeds received by the Company from the sale of Stock pursuant to Awards shall be used for general corporate purposes.

Section 11.7 Tenure. Nothing in the Plan or in any Award granted hereunder or in any Award Agreement relating thereto shall confer upon any Director or Employee the right to continue in such position with the Company or any Subsidiary.

Section 11.8 Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of incentive or other compensation for Directors or Employees.

Section 11.9 No Obligation to Exercise Awards. The granting of an Award shall impose no obligation upon the Participant to exercise or accept such Award.

Section 11.10 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

Section 11.11 Compliance with Section 16. If the Company has a class of equity securities registered under Section 12 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any transaction or action by the Committee fails to so comply, the Committee may amend the Plan and the terms of any outstanding Award, and any action of the Committee which fails to comply shall be deemed void to the extent permitted by law and deemed advisable by the Committee.

Section 11.12 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or exchange, market or other quotation system on or though which the securities of the Company are then traded. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Shares of Stock tendered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange, market or other quotation system on or through which the Company’s securities are then traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

Section 11.13 Singular, Plural and Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine.

Section 11.14 Headings. Headings are inserted for convenience of reference; they constitute no part of the Plan.

Section 11.15 Governing Law. Except as otherwise required by law, the validity, construction and administration of the Plan shall be determined under the laws of the State of Ohio.

Section 11.16 Section 409A of the Code. It is intended that Awards granted under the Plan comply with or be exempt from the requirements of Section 409A of the Code and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan will be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY RURBAN FINANCIAL CORP.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 17, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of common shares of Rurban Financial Corp. (the “Company”) hereby constitutes and appoints Kenneth A. Joyce and Duane L. Sinn, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Thursday, April 17, 2008, at the Eagles Club (First Floor), 711 W. Second Street, Defiance, Ohio at 10:00 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof, as follows:

1.
To adopt the proposed amendment to Section 2.01 of the Company’s Amended and Restated Regulations, which would remove the 70-year age limit with respect to a person’s election or re-election as a director of the Company.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	If the proposal in Item 1 IS adopted, to elect the following four (4) directors to serve for terms of three years each:

OR

If the proposal in Item 1 IS NOT adopted, to elect the following three (3) directors (excluding John Fahl) to serve for terms of three years each:

John R. Compo	John Fahl	Robert A. Fawcett, Jr.	Rita A. Kissner

FOR	WITHHOLD	ALL FOR EXCEPT
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below:

3.	To approve the Rurban Financial Corp. 2008 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof (none known at the time of solicitation of this proxy).

WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRE-SENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED (1) FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO SECTION 2.01 OF THE COMPANY’S AMENDED AND RESTATED REGULATIONS, (2) FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 2 AS DIRECTORS OF THE COMPANY, AND (3) FOR THE APPROVAL OF THE RURBAN FINANCIAL CORP. 2008 STOCK INCENTIVE PLAN. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2007.

Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)